FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-20

WFCM 2017-C41 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built(9)	Year Renovated(9)	Number of Units(2)	Unit of Measure(2)	Cut-off Date Balance Per Unit/SF(2)(6)	Original Balance ($)
1	Headquarters Plaza	Barclays		1,2,3 and 4 Speedwell Avenue	Morristown	NJ	07960	Mixed Use	Office/Hospitality/Retail	1982	2009	729,516	Sq. Ft.	169	50,000,000
2	Marriott LAX	LCF		5855 West Century Boulevard	Los Angeles	CA	90045	Hospitality	Full Service	1972	2017	1,004	Rooms	144,578	44,450,000
3	Mall of Louisiana	Barclays		6401 Bluebonnet Boulevard; 9168 Mall of Louisiana Boulevard; 9330 Mall of Louisiana Boulevard	Baton Rouge	LA	70836	Retail	Super Regional Mall	1997	2008	776,789	Sq. Ft.	418	41,000,000
4	Adler Portfolio	WFB		Various	Various	Various	Various	Various	Various	Various	Various	969,753	Sq. Ft.	42	40,300,000
4.01	Carmel Executive Park	WFB		7300, 7301, 7400, 7401, 7421, 7422 Carmel Executive Park Drive	Charlotte	NC	28226	Office	Suburban	1982	1989	223,288	Sq. Ft.		13,800,000
4.02	Vista Point North	WFB		405 South State Highway 121 a/k/a 405 South State Highway 121	Lewisville	TX	75067	Office	Suburban	2000		143,810	Sq. Ft.		7,400,000
4.03	Greenbriar Business Park	WFB		2525 Perimeter Place Drive	Nashville	TN	37214	Office	Suburban	1986	2006	135,653	Sq. Ft.		6,000,000
4.04	Plaza Southwest	WFB		5755 Bonhomme Road; 5601, 5750 Bintliff Drive; 7302, 7350 Harwin Drive	Houston	TX	77036	Industrial	Flex	1972		152,173	Sq. Ft.		4,700,000
4.05	Commerce Park North	WFB		15621, 15631 and 15701 Blue Ash Drive	Houston	TX	77090	Industrial	Flex	1983		97,332	Sq. Ft.		2,700,000
4.06	Crescent 10 Facility	WFB		1304, 1350, 1306 & 1307 Langham Creek Drive	Houston	TX	77084	Industrial	Flex	1978		98,008	Sq. Ft.		2,650,000
4.07	Technipark Ten Service Center	WFB		16115 & 16155 Park Row	Houston	TX	77084	Industrial	Flex	1984		71,673	Sq. Ft.		2,300,000
4.08	Westchase Park	WFB		3120 and 3130 Rogerdale Road	Houston	TX	77042	Industrial	Flex	1983		47,816	Sq. Ft.		750,000
5	U.S. Industrial Portfolio III	Barclays		Various	Various	Various	Various	Various	Various	Various	Various	2,886,593	Sq. Ft.	42	30,537,149
5.01	2121 Gardner Street	Barclays		2121 Gardner Street	Elliston	VA	24087	Industrial	Warehouse	2000		378,270	Sq. Ft.		4,181,340
5.02	975 Cottonwood Avenue	Barclays		975 Cottonwood Avenue	Hartland	WI	53029	Industrial	Warehouse	2000		175,042	Sq. Ft.		2,577,538
5.03	4925 Bulls Bay Highway	Barclays		4925 Bulls Bay Highway	Jacksonville	FL	32219	Industrial	Warehouse	2006		198,408	Sq. Ft.		2,510,713
5.04	1500 Southeast 37th Street	Barclays		1500 Southeast 37th Street	Grimes	IA	50111	Industrial	Warehouse	1961	2017	248,257	Sq. Ft.		1,909,288
5.05	10450 Medallion Drive	Barclays		10450 Medallion Drive	Cincinnati	OH	45241	Industrial	Warehouse	1998		151,506	Sq. Ft.		1,871,102
5.06	1501 Industrial Boulevard	Barclays		1501 Industrial Boulevard	Harleysville	PA	19438	Industrial	Warehouse	1973	2013	112,253	Sq. Ft.		1,871,102
5.07	1001 DDC Way	Barclays		1001 DDC Way	Fairfield	OH	45014	Office	Suburban	1981	2004	66,444	Sq. Ft.		1,624,804
5.08	1152 Armorlite Drive	Barclays		1152 Armorlite Drive	San Marcos	CA	92069	Industrial	Warehouse	1986		44,313	Sq. Ft.		1,323,137
5.09	3800 West Broward Boulevard	Barclays		3800 West Broward Boulevard	Plantation	FL	33312	Office	Suburban	1956	2010	32,688	Sq. Ft.		1,298,316
5.10	2900 & 2950 Hill Avenue	Barclays		2900 & 2950 Hill Avenue	Toledo	OH	43607	Industrial	Warehouse	1955		237,698	Sq. Ft.		1,288,769
5.11	1700 Highland Road	Barclays		1700 Highland Road	Twinsburg	OH	44087	Industrial	Warehouse	1986		115,169	Sq. Ft.		1,245,810
5.12	1972 Salem Industrial Drive	Barclays		1972 Salem Industrial Drive	Salem	VA	24153	Industrial	Warehouse	1972		317,144	Sq. Ft.		1,241,037
5.13	1800 University Parkway	Barclays		1800 University Parkway	Sarasota	FL	34243	Industrial	Warehouse	1965		105,752	Sq. Ft.		1,221,944
5.14	621 Hunt Valley Circle	Barclays		621 Hunt Valley Circle	New Kensington	PA	15068	Industrial	Warehouse	2002	2009	61,796	Sq. Ft.		992,830
5.15	5000 Askins Lane	Barclays		5000 Askins Lane	Houston	TX	77093	Industrial	Warehouse	1978		100,040	Sq. Ft.		926,005
5.16	900 Chaddick Drive	Barclays		900 Chaddick Drive	Wheeling	IL	60090	Industrial	Warehouse	1982		75,902	Sq. Ft.		897,365
5.17	6600 Chapek Parkway	Barclays		6600 Chapek Parkway	Cuyahoga Heights	OH	44125	Industrial	Warehouse	1952		157,950	Sq. Ft.		859,179
5.18	53208 Columbia Drive	Barclays		53208 Columbia Drive	Elkhart	IN	46514	Industrial	Warehouse	2005		117,938	Sq. Ft.		840,087
5.19	7750 Hub Parkway	Barclays		7750 Hub Parkway	Valley View	OH	44125	Industrial	Warehouse	1971		83,404	Sq. Ft.		806,674
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive	Barclays		21699 Torrence Avenue & 2701 Kalvelage Drive	Sauk Village	IL	60411	Industrial	Warehouse	1977		67,995	Sq. Ft.		534,600
5.21	3221 Cherry Palm Drive	Barclays		3221 Cherry Palm Drive	Tampa	FL	33619	Industrial	Warehouse	1988		38,624	Sq. Ft.		515,507
6	National Office Portfolio	LCF		Various	Various	Various	Various	Office	Suburban	Various	Various	2,572,700	Sq. Ft.	72	30,000,000
6.01	8330 LBJ Freeway	LCF		8330 & 8360 LBJ Freeway	Dallas	TX	75243	Office	Suburban	1984	2010	381,383	Sq. Ft.		5,554,378
6.02	101 East Park Boulevard	LCF		101 East Park Boulevard	Plano	TX	75074	Office	Suburban	1983	2012	225,445	Sq. Ft.		4,349,189
6.03	13601 Preston Road	LCF		13601 Preston Road	Dallas	TX	75240	Office	Suburban	1973	2009	261,975	Sq. Ft.		3,493,946
6.04	1750 East Golf Road	LCF		1750 East Golf Road	Schaumburg	IL	60173	Office	Suburban	1985	2013	212,212	Sq. Ft.		2,837,838
6.05	14800 Quorum Drive	LCF		14800 Quorum Drive	Addison	TX	75254	Office	Suburban	1981	2011	103,877	Sq. Ft.		1,576,216
6.06	1995 North Park Place	LCF		1995 North Park Place	Atlanta	GA	30339	Office	Suburban	1985	2013	99,920	Sq. Ft.		1,401,081
6.07	Northlake - 2295 Parklake Dr NE	LCF		2295 Parklake Drive	Atlanta	GA	30345	Office	Suburban	1973	2014	121,528	Sq. Ft.		1,383,568
6.08	4751 Best Road	LCF		4751 Best Road	Atlanta	GA	30337	Office	Suburban	1987	2013	93,084	Sq. Ft.		1,313,514
6.09	The Centre - 4101 McEwen Road	LCF		4101 McEwen Road	Farmers Branch	TX	75244	Office	Suburban	1979	2013	124,326	Sq. Ft.		1,141,297
6.10	The Centre - 4099 McEwen Road	LCF		4099 McEwen Road	Farmers Branch	TX	75244	Office	Suburban	1979	2013	123,711	Sq. Ft.		1,141,297
6.11	11225 North 28th Drive	LCF		11225 North 28th Drive	Phoenix	AZ	85029	Office	Suburban	1982	2011	135,501	Sq. Ft.		1,068,324
6.12	10000 North 31st Ave	LCF		10000 North 31st Ave	Phoenix	AZ	85051	Office	Suburban	1982	2012	128,180	Sq. Ft.		959,351
6.13	The Centre - 4001 McEwen Road	LCF		4001 McEwen Road	Farmers Branch	TX	75244	Office	Suburban	1980	2013	95,192	Sq. Ft.		891,892
6.14	4425 W Airport Fwy	LCF		4425 West Airport Freeway	Irving	TX	75062	Office	Suburban	1981	2015	85,212	Sq. Ft.		753,081
6.15	Northlake - 2302 Parklake Dr NE	LCF		2302 Parklake Drive	Atlanta	GA	30346	Office	Suburban	1979	2014	111,223	Sq. Ft.		664,865
6.16	Northlake - 2305&2309 Parklake Dr NE	LCF		2305-2309 Parklake Drive	Atlanta	GA	30345	Office	Suburban	1973	2014	65,158	Sq. Ft.		545,838
6.17	12100 Ford Road	LCF		12000 & 12100 Ford Road	Farmers Branch	TX	75234	Office	Suburban	1979	2012	158,004	Sq. Ft.		502,703
6.18	The Centre - 4000N&S McEwen Road	LCF		4000N McEwen Road	Farmers Branch	TX	75244	Office	Suburban	1979	2013	46,769	Sq. Ft.		421,622
7	HGI Savannah Historic District	WFB		321 West Bay Street	Savannah	GA	31401	Hospitality	Select Service	2005	2011	133	Rooms	199,248	26,500,000
8	Belden Park Crossing	LCF		5496 Dressler Road	Canton	OH	44720	Retail	Anchored	1995	2016	483,984	Sq. Ft.	105	23,000,000
9	One Century Place	Barclays		26 Century Boulevard	Nashville	TN	37214	Office	Suburban	1991	2016	538,792	Sq. Ft.	123	22,300,000
10	61 Grove Street	LCF		61 Grove Street	New York	NY	10014	Mixed Use	Multifamily/Retail	1900	2016	12	Units	1,804,167	21,650,000
11	777 Township Line Road	Barclays		777 Township Line Road	Yardley	PA	19067	Office	Suburban	2006		110,000	Sq. Ft.	191	21,000,000
12	The View at Marlton	AREF		1011-1051 Route 73 North	Marlton	NJ	08053	Retail	Anchored	2017		91,069	Sq. Ft.	291	20,500,000
13	Corporate Center I & III	AREF		8880-8930 West Sunset Road	Las Vegas	NV	89148	Office	Suburban	2009		95,002	Sq. Ft.	213	20,250,000
14	DoubleTree Berkeley Marina	AREF		200 Marina Boulevard	Berkeley	CA	94710	Hospitality	Full Service	1972	2016	378	Rooms	138,889	20,000,000
15	Redmont Hotel Curio	LCF		2101 5th Avenue North	Birmingham	AL	35203	Hospitality	Full Service	1925	2016	120	Rooms	158,333	19,000,000
16	555 De Haro	AREF		555 De Haro Street	San Francisco	CA	94107	Industrial	Flex	1917	1980	49,946	Sq. Ft.	380	19,000,000
17	Macedonia Commons	LCF		8210 Macedonia Commons Boulevard	Macedonia	OH	44056	Retail	Anchored	1994		312,216	Sq. Ft.	110	18,000,000
18	Northwoods Center	AREF		1005, 1009, 1201-3321, 1249-1259 Bruce B Downs Boulevard	Wesley Chapel	FL	33544	Retail	Shadow Anchored	2003		95,994	Sq. Ft.	177	16,975,000
19	100-102 Forsyth Street	AREF		100 & 102 Forsyth Street	New York	NY	10002	Mixed Use	Multifamily/Retail	1900	2016	18,555	Sq. Ft.	862	16,000,000
20	Hilton Houston Galleria TX	WFB		6780 Southwest Freeway	Houston	TX	77074	Hospitality	Full Service	1978	2016	292	Rooms	53,425	15,600,000
21	Del Amo Fashion Center	Barclays		3525 West Carson Street	Torrance	CA	90503	Retail	Super Regional Mall	1961	2017	1,769,525	Sq. Ft.	260	15,000,000
22	Hallandale Self Storage	LCF		450 Ansin Boulevard	Hallandale Beach	FL	33009	Self Storage	Self Storage	1979	2008	100,489	Sq. Ft.	135	13,540,000
23	Springville Heights Condominium	AREF		80 Richmond Hill Road	Staten Island	NY	10314	Multifamily	Mid Rise	1988	2017	109	Units	123,853	13,500,000
24	HGI Plymouth	WFB		14600 Sheldon Road	Plymouth	MI	48170	Hospitality	Select Service	1999	2016	157	Rooms	83,439	13,100,000
25	1030-1040 Broad Street	AREF		1030-1040 Broad Street	Shrewsbury	NJ	07702	Office	Suburban	1984	2012	108,513	Sq. Ft.	120	13,000,000
26	Columbia Park Shopping Center	AREF		3129-3131 John F. Kennedy Boulevard	North Bergen	NJ	07047	Retail	Anchored	1999		345,703	Sq. Ft.	181	12,700,000
27	Dublin Corners	WFB		4540-4590 Dublin Boulevard	Dublin	CA	94568	Retail	Unanchored	2005		32,155	Sq. Ft.	388	12,500,000
28	Residence Inn Omaha Aksarben Village	AREF		1717 S. 67th Street	Omaha	NE	68106	Hospitality	Extended Stay	2014		118	Rooms	101,695	12,000,000
29	Simi Valley Industrial Park	Barclays		2635, 2655, 2665 and 2685 Park Center Drive	Simi Valley	CA	93065	Industrial	Flex	1986		154,734	Sq. Ft.	75	11,550,000
30	Plaza de Hacienda	Barclays		42065-42305 Washington Street	Palm Desert	CA	92211	Retail	Anchored	1993	2013	138,547	Sq. Ft.	80	11,100,000
31	Northern Ohio Industrial Park	Barclays		1400 Lowell Street	Elyria	OH	44035	Industrial	Warehouse	1946		1,056,528	Sq. Ft.	10	11,000,000
32	Cascade Building	AREF		520 SW 6th Avenue	Portland	OR	97204	Mixed Use	Retail/Office	1926	2014	94,859	Sq. Ft.	105	10,000,000
33	Paseo Lindo	Barclays		3705-3991 South Arizona Avenue	Chandler	AZ	85248	Retail	Anchored	2013		60,059	Sq. Ft.	152	9,145,000
34	Marengo Plaza	AREF		1902 East Marengo Street	Los Angeles	CA	90033	Mixed Use	Retail/Office	2015		22,356	Sq. Ft.	402	9,000,000
35	444-446 86th Street	WFB		444-446 86th Street	Brooklyn	NY	11209	Retail	Anchored	1923		11,000	Sq. Ft.	786	8,650,000
36	Alton Business Park	Barclays		6 Morgan & 30 Hughes	Irvine	CA	92618	Industrial	Flex	1988		78,844	Sq. Ft.	108	8,500,000
37	Willowick Business Park	Barclays		2190 Meridian Park Boulevard	Concord	CA	94520	Industrial	Flex	1979		107,650	Sq. Ft.	79	8,450,000
38	Omega Self Storage – Amityville Portfolio	WFB		Various	Amityville	NY	11701	Self Storage	Self Storage	Various		57,453	Sq. Ft.	139	8,000,000
38.01	185-Omega Self Storage	WFB		185 Sunrise Highway	Amityville	NY	11701	Self Storage	Self Storage	1990		45,693	Sq. Ft.		6,270,000
38.02	491-Omega Storage Inc.	WFB		491 Broadway	Amityville	NY	11701	Self Storage	Self Storage	2000		11,760	Sq. Ft.		1,730,000
39	Walnut Grove Medical Center	Barclays		947 South Anaheim Boulevard	Anaheim	CA	92805	Office	Medical	2002		40,597	Sq. Ft.	192	7,800,000
40	Tustin Mayfair Plaza	WFB		720-784 North Tustin Street	Orange	CA	92867	Retail	Anchored	1960	2017	41,340	Sq. Ft.	181	7,500,000
41	Water Tower Self Storage	WFB		6350 & 6366 Sashabaw Road	Clarkston	MI	48346	Self Storage	Self Storage	2007		122,657	Sq. Ft.	58	7,125,000
42	RSM Business Park	Barclays		30151, 30161, and 30191 Avenida de las Banderas	Rancho Santa Margarita	CA	92688	Industrial	Flex	1990		74,159	Sq. Ft.	93	6,890,000
43	Avenue Hall Executive Center	Barclays		26074 Avenue Hall	Santa Clarita	CA	91355	Industrial	Flex	1989		87,322	Sq. Ft.	78	6,845,000
44	Comfort Suites Hilton Head Bluffton	AREF		23 Towne Drive	Bluffton	SC	29910	Hospitality	Limited Service	2004	2015	78	Rooms	76,552	6,000,000
45	Harbor Court Plaza	LCF		13552 Harbor Boulevard	Garden Grove	CA	92843	Retail	Unanchored	1987		30,046	Sq. Ft.	183	5,500,000
46	Boulevard Square II	Barclays		3140 Bluestem Drive	West Fargo	ND	58078	Mixed Use	Multifamily/Retail	2014		52,730	Sq. Ft.	94	4,960,000
47	Shaw Blackstone Center-CA	WFB		54, 84, 88 East Shaw Avenue	Fresno	CA	93710	Retail	Unanchored	1976		34,231	Sq. Ft.	142	4,850,000
48	Hampton Inn - Marshall	Barclays		325 Sam Hill Drive	Marshall	MI	49068	Hospitality	Limited Service	2004	2015	73	Rooms	60,311	4,410,000
49	Rite Aid Dunmore	LCF		217 South Blakely Street	Dunmore	PA	18512	Retail	Single Tenant	2007		11,180	Sq. Ft.	340	3,800,000
50	Kirkwood Center	WFB		1050 South Kirkwood Road	Kirkwood	MO	63122	Retail	Shadow Anchored	2000		7,025	Sq. Ft.	256	1,800,000
51	Preferred Self Storage	WFB		2250 North Douglas Boulevard	Midwest City	OK	73141	Self Storage	Self Storage	2002	2008	35,350	Sq. Ft.	34	1,200,000
52	Dollar General E. Peoria	LCF		1514 East Meadow Avenue	East Peoria	IL	61611	Retail	Single Tenant	2017		9,100	Sq. Ft.	112	1,015,000

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)
1	Headquarters Plaza	50,000,000	6.4%	50,000,000	N	10/20/2017	12/6/2017	11/6/2027		11/6/2027		4.35500%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.34061%	Actual/360	183,978.59
2	Marriott LAX	44,057,272	5.6%	36,682,369	N	3/6/2017	4/6/2017		4/6/2017	3/6/2027		5.11400%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	5.09961%	Actual/360	241,723.70
3	Mall of Louisiana	41,000,000	5.2%	35,448,233	N	7/26/2017	9/1/2017	8/1/2020	9/1/2020	8/1/2027		3.98400%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	3.96961%	Actual/360	195,362.27
4	Adler Portfolio	40,300,000	5.1%	33,191,611	N	11/7/2017	12/11/2017	11/11/2020	12/11/2020	11/11/2027		4.35500%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.33912%	Actual/360	220,696.65
4.01	Carmel Executive Park	13,800,000	1.8%
4.02	Vista Point North	7,400,000	0.9%
4.03	Greenbriar Business Park	6,000,000	0.8%
4.04	Plaza Southwest	4,700,000	0.6%
4.05	Commerce Park North	2,700,000	0.3%
4.06	Crescent 10 Facility	2,650,000	0.3%
4.07	Technipark Ten Service Center	2,300,000	0.3%
4.08	Westchase Park	750,000	0.1%
5	U.S. Industrial Portfolio III	30,537,149	3.9%	27,797,280	N	10/12/2017	12/5/2017	11/5/2022	12/5/2022	11/5/2027		4.18000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.16561%	Actual/360	148,975.65
5.01	2121 Gardner Street	4,181,340	0.5%
5.02	975 Cottonwood Avenue	2,577,538	0.3%
5.03	4925 Bulls Bay Highway	2,510,713	0.3%
5.04	1500 Southeast 37th Street	1,909,288	0.2%
5.05	10450 Medallion Drive	1,871,102	0.2%
5.06	1501 Industrial Boulevard	1,871,102	0.2%
5.07	1001 DDC Way	1,624,804	0.2%
5.08	1152 Armorlite Drive	1,323,137	0.2%
5.09	3800 West Broward Boulevard	1,298,316	0.2%
5.10	2900 & 2950 Hill Avenue	1,288,769	0.2%
5.11	1700 Highland Road	1,245,810	0.2%
5.12	1972 Salem Industrial Drive	1,241,037	0.2%
5.13	1800 University Parkway	1,221,944	0.2%
5.14	621 Hunt Valley Circle	992,830	0.1%
5.15	5000 Askins Lane	926,005	0.1%
5.16	900 Chaddick Drive	897,365	0.1%
5.17	6600 Chapek Parkway	859,179	0.1%
5.18	53208 Columbia Drive	840,087	0.1%
5.19	7750 Hub Parkway	806,674	0.1%
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive	534,600	0.1%
5.21	3221 Cherry Palm Drive	515,507	0.1%
6	National Office Portfolio	29,965,119	3.8%	24,344,223	N	10/6/2017	11/6/2017		11/6/2017	10/6/2027		4.61000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.59561%	Actual/360	153,972.65
6.01	8330 LBJ Freeway	5,547,920	0.7%
6.02	101 East Park Boulevard	4,344,132	0.6%
6.03	13601 Preston Road	3,489,884	0.4%
6.04	1750 East Golf Road	2,834,538	0.4%
6.05	14800 Quorum Drive	1,574,384	0.2%
6.06	1995 North Park Place	1,399,452	0.2%
6.07	Northlake - 2295 Parklake Dr NE	1,381,959	0.2%
6.08	4751 Best Road	1,311,986	0.2%
6.09	The Centre - 4101 McEwen Road	1,139,970	0.1%
6.10	The Centre - 4099 McEwen Road	1,139,970	0.1%
6.11	11225 North 28th Drive	1,067,082	0.1%
6.12	10000 North 31st Ave	958,236	0.1%
6.13	The Centre - 4001 McEwen Road	890,855	0.1%
6.14	4425 W Airport Fwy	752,205	0.1%
6.15	Northlake - 2302 Parklake Dr NE	664,092	0.1%
6.16	Northlake - 2305&2309 Parklake Dr NE	545,203	0.1%
6.17	12100 Ford Road	502,118	0.1%
6.18	The Centre - 4000N&S McEwen Road	421,131	0.1%
7	HGI Savannah Historic District	26,500,000	3.4%	21,458,657	N	10/31/2017	12/11/2017		12/11/2017	11/11/2027		4.55000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.53412%	Actual/360	135,060.04
8	Belden Park Crossing	23,000,000	2.9%	19,737,846	N	10/13/2017	12/6/2017	11/6/2019	12/6/2019	11/6/2027		4.68100%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.66661%	Actual/360	119,024.18
9	One Century Place	22,300,000	2.8%	22,300,000	N	10/19/2017	12/6/2017	11/6/2027		11/6/2027		3.79000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	3.77561%	Actual/360	71,409.04
10	61 Grove Street	21,650,000	2.8%	21,650,000	N	10/30/2017	12/6/2017	11/6/2027		11/6/2027		4.37000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.35412%	Actual/360	79,937.11
11	777 Township Line Road	21,000,000	2.7%	17,983,030	N	10/6/2017	11/6/2017	10/6/2019	11/6/2019	10/6/2027		4.59800%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.58212%	Actual/360	107,630.22
12	The View at Marlton	20,500,000	2.6%	17,592,868	N	9/27/2017	11/6/2017	10/6/2019	11/6/2019	10/6/2027		4.68000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.66412%	Actual/360	106,074.46
13	Corporate Center I & III	20,250,000	2.6%	17,052,763	N	11/2/2017	12/6/2017		12/6/2017	11/6/2027		5.77000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.75412%	Actual/360	118,430.91
14	DoubleTree Berkeley Marina	20,000,000	2.5%	17,435,073	N	8/9/2017	10/6/2017	3/6/2020	4/6/2020	9/6/2027		4.82000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.80561%	Actual/360	105,174.99
15	Redmont Hotel Curio	19,000,000	2.4%	15,765,168	N	10/26/2017	12/6/2017		12/6/2017	11/6/2027		5.29100%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.27512%	Actual/360	105,401.72
16	555 De Haro	19,000,000	2.4%	19,000,000	N	10/12/2017	12/6/2017	11/6/2027		11/6/2027		4.31000%	0.00149%	0.00860%	0.03500%	0.00050%	0.00029%	4.26412%	Actual/360	69,189.47
17	Macedonia Commons	18,000,000	2.3%	15,735,763	N	8/30/2017	10/6/2017	9/6/2020	10/6/2020	9/6/2027		4.45000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.43412%	Actual/360	90,669.38
18	Northwoods Center	16,975,000	2.2%	15,510,665	N	8/25/2017	10/6/2017	9/6/2022	10/6/2022	9/6/2027		4.41000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.39412%	Actual/360	85,104.47
19	100-102 Forsyth Street	16,000,000	2.0%	16,000,000	N	7/12/2017	9/6/2017	8/6/2027		8/6/2027		4.97000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.95412%	Actual/360	67,187.04
20	Hilton Houston Galleria TX	15,600,000	2.0%	13,934,428	N	10/24/2017	12/11/2017		12/11/2017	11/11/2022		5.24000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.22412%	Actual/360	93,390.63
21	Del Amo Fashion Center	15,000,000	1.9%	15,000,000	N	5/12/2017	7/1/2017	6/1/2027		6/1/2027		3.65750%	0.00000%	0.00860%	0.00375%	0.00050%	0.00029%	3.64436%	Actual/360	46,353.73
22	Hallandale Self Storage	13,540,000	1.7%	11,874,278	N	9/29/2017	11/6/2017	10/6/2020	11/6/2020	10/6/2027		4.58600%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.57012%	Actual/360	69,298.81
23	Springville Heights Condominium	13,500,000	1.7%	13,500,000	N	10/25/2017	12/6/2017	11/6/2027		11/6/2027		4.82000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.80412%	Actual/360	54,978.13
24	HGI Plymouth	13,100,000	1.7%	11,055,608	N	10/16/2017	12/11/2017	11/11/2018	12/11/2018	11/11/2027		4.99000%	0.00149%	0.00860%	0.04250%	0.00050%	0.00029%	4.93662%	Actual/360	70,243.59
25	1030-1040 Broad Street	13,000,000	1.7%	11,282,306	N	10/11/2017	12/6/2017	11/6/2019	12/6/2019	11/6/2027		5.12000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.10412%	Actual/360	70,743.32
26	Columbia Park Shopping Center	12,700,000	1.6%	12,700,000	N	5/10/2017	7/6/2017	6/6/2027		6/6/2027		4.80200%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.78761%	Actual/360	51,527.02
27	Dublin Corners	12,484,800	1.6%	10,074,021	N	10/6/2017	11/11/2017		11/11/2017	10/11/2027		4.41000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.39412%	Actual/360	62,668.97
28	Residence Inn Omaha Aksarben Village	12,000,000	1.5%	9,861,029	N	10/31/2017	12/6/2017		12/6/2017	11/6/2027		4.99000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.97412%	Actual/360	64,345.28
29	Simi Valley Industrial Park	11,550,000	1.5%	11,550,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	38,468.72
30	Plaza de Hacienda	11,056,857	1.4%	7,936,215	N	9/5/2017	10/6/2017		10/6/2017	9/6/2027		3.83000%	0.00149%	0.00860%	0.04500%	0.00050%	0.00029%	3.77412%	Actual/360	57,553.01
31	Northern Ohio Industrial Park	11,000,000	1.4%	8,888,154	N	10/11/2017	12/6/2017		12/6/2017	11/6/2027		4.48700%	0.00149%	0.00860%	0.04500%	0.00050%	0.00029%	4.43112%	Actual/360	55,650.45
32	Cascade Building	10,000,000	1.3%	10,000,000	N	9/18/2017	11/6/2017	10/6/2027		10/6/2027		3.64500%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	3.62912%	Actual/360	30,796.88
33	Paseo Lindo	9,145,000	1.2%	9,145,000	N	9/15/2017	11/6/2017	10/6/2027		10/6/2027		4.23000%	0.00149%	0.00860%	0.05500%	0.00050%	0.00029%	4.16412%	Actual/360	32,683.85
34	Marengo Plaza	8,989,708	1.1%	7,321,339	N	9/19/2017	11/6/2017		11/6/2017	10/6/2027		4.68300%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.66712%	Actual/360	46,585.49
35	444-446 86th Street	8,650,000	1.1%	8,650,000	N	10/4/2017	11/11/2017	10/11/2027		10/11/2027		4.59000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.57412%	Actual/360	33,545.78
36	Alton Business Park	8,500,000	1.1%	8,500,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	28,310.31
37	Willowick Business Park	8,450,000	1.1%	8,450,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	28,143.78
38	Omega Self Storage – Amityville Portfolio	7,980,171	1.0%	6,482,616	N	9/1/2017	10/11/2017		10/11/2017	9/11/2027		4.57000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.55412%	Actual/360	40,868.24
38.01	185-Omega Self Storage	6,254,459	0.8%
38.02	491-Omega Storage Inc.	1,725,712	0.2%
39	Walnut Grove Medical Center	7,800,000	1.0%	7,800,000	N	10/27/2017	12/6/2017	11/6/2027		11/6/2027		4.54300%	0.00149%	0.00860%	0.05250%	0.00050%	0.00029%	4.47962%	Actual/360	29,939.63
40	Tustin Mayfair Plaza	7,500,000	1.0%	7,500,000	N	10/17/2017	12/11/2017	11/11/2027		11/11/2027		4.51000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.49412%	Actual/360	28,578.99
41	Water Tower Self Storage	7,125,000	0.9%	5,955,240	N	9/28/2017	11/11/2017	10/11/2018	11/11/2018	10/11/2027		4.66000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.64412%	Actual/360	36,781.84
42	RSM Business Park	6,890,000	0.9%	6,890,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	22,948.01
43	Avenue Hall Executive Center	6,845,000	0.9%	6,845,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	22,798.13
44	Comfort Suites Hilton Head Bluffton	5,971,076	0.8%	4,477,662	N	7/21/2017	9/6/2017		9/6/2017	8/6/2027		4.95000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.93412%	Actual/360	34,900.84
45	Harbor Court Plaza	5,500,000	0.7%	4,711,639	N	8/4/2017	9/6/2017	8/6/2019	9/6/2019	8/6/2027		4.61200%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.59612%	Actual/360	28,234.90
46	Boulevard Square II	4,948,007	0.6%	4,035,875	N	9/11/2017	10/6/2017		10/6/2017	9/6/2027		4.69200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	4.64862%	Actual/360	25,700.59
47	Shaw Blackstone Center-CA	4,850,000	0.6%	4,146,827	N	10/2/2017	11/11/2017	10/11/2019	11/11/2019	10/11/2027		4.54000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.52412%	Actual/360	24,689.64
48	Hampton Inn - Marshall	4,402,705	0.6%	3,248,570	N	9/18/2017	11/6/2017		11/6/2017	10/6/2027		4.60000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.58412%	Actual/360	24,763.20
49	Rite Aid Dunmore	3,800,000	0.5%	2,866,428	N	10/17/2017	12/6/2017		12/6/2017	11/6/2027		5.25000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.23412%	Actual/360	22,771.41
50	Kirkwood Center	1,795,702	0.2%	1,120,421	N	9/22/2017	11/11/2017		11/11/2017	10/11/2027		4.70000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.68412%	Actual/360	11,582.93
51	Preferred Self Storage	1,198,611	0.2%	974,430	N	9/12/2017	11/11/2017		11/11/2017	10/11/2027		4.63000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.61412%	Actual/360	6,173.27
52	Dollar General E. Peoria	1,015,000	0.1%	1,015,000	Y	10/23/2017	12/6/2017	11/6/2027		11/6/2027	11/6/2032	4.91000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.89412%	Actual/360	4,210.72

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(3)	Grace Period Late (Days)	Appraised Value ($)(4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	Headquarters Plaza	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	239,000,000	8/22/2017
2	Marriott LAX	Amortizing Balloon		120	112	0	0	360	352	8	L(32),D(84),O(4)	0	0	300,800,000	2/1/2018
3	Mall of Louisiana	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(89),O(4)	0	0	570,000,000	6/23/2017
4	Adler Portfolio	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	300	300	0	L(24),D(92),O(4)	0	0	81,630,000	Various
4.01	Carmel Executive Park													26,730,000	8/30/2017
4.02	Vista Point North													14,710,000	8/24/2017
4.03	Greenbriar Business Park													12,000,000	8/25/2017
4.04	Plaza Southwest													7,250,000	9/6/2017
4.05	Commerce Park North													6,200,000	9/7/2017
4.06	Crescent 10 Facility													6,100,000	9/7/2017
4.07	Technipark Ten Service Center													5,620,000	9/7/2017
4.08	Westchase Park													3,020,000	9/6/2017
5	U.S. Industrial Portfolio III	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(89),O(7)	0	5	166,300,000	6/16/2017
5.01	2121 Gardner Street													21,900,000	6/5/2017
5.02	975 Cottonwood Avenue													13,500,000	5/23/2017
5.03	4925 Bulls Bay Highway													13,150,000	5/30/2017
5.04	1500 Southeast 37th Street													10,000,000	5/25/2017
5.05	10450 Medallion Drive													9,800,000	5/24/2017
5.06	1501 Industrial Boulevard													9,800,000	6/1/2017
5.07	1001 DDC Way													8,510,000	5/25/2017
5.08	1152 Armorlite Drive													6,930,000	6/2/2017
5.09	3800 West Broward Boulevard													6,800,000	6/1/2017
5.10	2900 & 2950 Hill Avenue													6,750,000	5/25/2017
5.11	1700 Highland Road													6,525,000	6/2/2017
5.12	1972 Salem Industrial Drive													6,500,000	6/5/2017
5.13	1800 University Parkway													6,400,000	5/30/2017
5.14	621 Hunt Valley Circle													5,200,000	5/25/2017
5.15	5000 Askins Lane													4,850,000	6/1/2017
5.16	900 Chaddick Drive													4,700,000	6/2/2017
5.17	6600 Chapek Parkway													4,500,000	6/2/2017
5.18	53208 Columbia Drive													4,400,000	6/1/2017
5.19	7750 Hub Parkway													4,225,000	6/2/2017
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive													2,800,000	6/1/2017
5.21	3221 Cherry Palm Drive													2,700,000	5/30/2017
6	National Office Portfolio	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	287,750,000	Various
6.01	8330 LBJ Freeway													42,750,000	7/15/2017
6.02	101 East Park Boulevard													36,100,000	7/15/2017
6.03	13601 Preston Road													27,500,000	7/14/2017
6.04	1750 East Golf Road													35,400,000	7/13/2017
6.05	14800 Quorum Drive													13,550,000	7/15/2017
6.06	1995 North Park Place													12,200,000	7/18/2017
6.07	Northlake - 2295 Parklake Dr NE													10,600,000	7/18/2017
6.08	4751 Best Road													11,900,000	7/18/2017
6.09	The Centre - 4101 McEwen Road													12,100,000	7/14/2017
6.10	The Centre - 4099 McEwen Road													11,800,000	7/14/2017
6.11	11225 North 28th Drive													9,070,000	7/13/2017
6.12	10000 North 31st Ave													9,900,000	7/13/2017
6.13	The Centre - 4001 McEwen Road													10,000,000	7/14/2017
6.14	4425 W Airport Fwy													8,400,000	7/14/2017
6.15	Northlake - 2302 Parklake Dr NE													11,800,000	7/18/2017
6.16	Northlake - 2305&2309 Parklake Dr NE													5,880,000	7/18/2017
6.17	12100 Ford Road													12,500,000	7/14/2017
6.18	The Centre - 4000N&S McEwen Road													6,300,000	7/14/2017
7	HGI Savannah Historic District	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(91),O(5)	0	0	56,100,000	9/1/2018
8	Belden Park Crossing	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	0	68,600,000	9/1/2017
9	One Century Place	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(23),GRTR 1% or YM(91),O(6)	0	0	102,000,000	9/15/2017
10	61 Grove Street	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5	39,500,000	8/29/2017
11	777 Township Line Road	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(90),O(5)	0	0	28,000,000	8/25/2017
12	The View at Marlton	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	36,500,000	2/1/2018
13	Corporate Center I & III	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	30,300,000	10/12/2017
14	DoubleTree Berkeley Marina	Interest-only, Amortizing Balloon	Actual/360	120	118	30	28	360	360	2	L(26),D(90),O(4)	0	0	100,300,000	4/11/2017
15	Redmont Hotel Curio	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	31,800,000	9/6/2017
16	555 De Haro	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	27,000,000	8/23/2017
17	Macedonia Commons	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	48,500,000	7/16/2017
18	Northwoods Center	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(91),O(3)	0	0	24,750,000	7/13/2017
19	100-102 Forsyth Street	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(89),O(4)	0	0	24,000,000	6/30/2017
20	Hilton Houston Galleria TX	Amortizing Balloon		60	60	0	0	300	300	0	L(24),D(32),O(4)	0	0	25,400,000	7/20/2018
21	Del Amo Fashion Center	Interest-only, Balloon	Actual/360	120	115	120	115	0	0	5	L(29),D(84),O(7)	0	0	1,155,000,000	4/23/2017
22	Hallandale Self Storage	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(92),O(3)	0	0	18,100,000	11/3/2017
23	Springville Heights Condominium	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	22,100,000	8/21/2017
24	HGI Plymouth	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),GRTR 1% or YM(92),O(4)	0	5	20,200,000	9/5/2017
25	1030-1040 Broad Street	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	0	19,000,000	7/7/2017
26	Columbia Park Shopping Center	Interest-only, Balloon	Actual/360	120	115	120	115	0	0	5	L(29),D(88),O(3)	0	0	103,900,000	4/3/2017
27	Dublin Corners	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	21,050,000	8/9/2017
28	Residence Inn Omaha Aksarben Village	Amortizing Balloon	Actual/360	120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	17,700,000	9/25/2017
29	Simi Valley Industrial Park	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	22,400,000	8/8/2017
30	Plaza de Hacienda	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	21,400,000	7/19/2017
31	Northern Ohio Industrial Park	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(91),O(5)	0	0	15,900,000	6/29/2017
32	Cascade Building	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	25,500,000	8/28/2017
33	Paseo Lindo	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	14,840,000	7/28/2017
34	Marengo Plaza	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	16,700,000	7/10/2017
35	444-446 86th Street	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	13,700,000	8/3/2017
36	Alton Business Park	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	17,000,000	8/2/2017
37	Willowick Business Park	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	18,900,000	7/28/2017
38	Omega Self Storage – Amityville Portfolio	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	13,550,000	6/30/2017
38.01	185-Omega Self Storage													10,650,000	6/30/2017
38.02	491-Omega Storage Inc.													2,900,000	6/30/2017
39	Walnut Grove Medical Center	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	13,000,000	9/7/2017
40	Tustin Mayfair Plaza	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	15,050,000	2/1/2018
41	Water Tower Self Storage	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	0	10,400,000	8/28/2017
42	RSM Business Park	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	13,600,000	8/2/2017
43	Avenue Hall Executive Center	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	12,700,000	8/8/2017
44	Comfort Suites Hilton Head Bluffton	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(90),O(3)	0	0	9,300,000	5/24/2017
45	Harbor Court Plaza	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(88),O(5)	0	0	8,000,000	7/11/2017
46	Boulevard Square II	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	6,860,000	5/22/2017
47	Shaw Blackstone Center-CA	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	6,900,000	8/10/2017
48	Hampton Inn - Marshall	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	6,600,000	8/14/2017
49	Rite Aid Dunmore	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	0	5,900,000	5/20/2017
50	Kirkwood Center	Amortizing Balloon		120	119	0	0	240	239	1	L(25),D(91),O(4)	0	0	3,420,000	12/29/2017
51	Preferred Self Storage	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0	2,050,000	8/3/2017
52	Dollar General E. Peoria	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(89),O(7)	0	0	1,450,000	8/13/2017

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)(6)	U/W NCF DSCR (x)(5)(6)	Cut-off Date LTV Ratio(4)(5)(6)	LTV Ratio at Maturity or ARD(4)(5)(6)	Cut-off Date U/W NOI Debt Yield(5)(6)	Cut-off Date U/W NCF Debt Yield(5)(6)	U/W Revenues ($)(2)(8)(12)	U/W Expenses ($)	U/W Net Operating Income ($)(7)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(7)	Occupancy Rate(2)(8)(9)	Occupancy as-of Date
1	Headquarters Plaza						2.56	2.23	62.8%	62.8%	11.3%	9.8%	39,606,385	22,663,110	16,943,274	145,903	1,195,318	14,740,419	91.8%	8/1/2017
2	Marriott LAX						2.10	1.72	48.3%	40.2%	13.8%	11.4%	72,058,354	51,979,491	20,078,862	3,602,918	0	16,475,945	84.6%	12/31/2016
3	Mall of Louisiana						1.94	1.85	57.0%	49.3%	11.1%	10.6%	43,215,234	7,152,311	36,062,923	155,358	1,473,928	34,433,637	91.8%	6/30/2017
4	Adler Portfolio						2.30	1.88	49.4%	40.7%	15.1%	12.3%	12,623,243	6,535,092	6,088,151	264,514	847,680	4,975,958	87.7%	10/31/2017
4.01	Carmel Executive Park												4,204,603	2,243,537	1,961,066	79,711	414,973	1,466,383	91.9%	10/31/2017
4.02	Vista Point North												2,332,127	1,242,391	1,089,736	70,529	135,413	883,794	88.0%	10/31/2017
4.03	Greenbriar Business Park												1,717,056	812,784	904,273	20,348	120,908	763,016	89.8%	10/31/2017
4.04	Plaza Southwest												1,306,175	463,833	842,342	34,920	90,483	716,939	89.6%	10/31/2017
4.05	Commerce Park North												949,754	463,731	486,024	14,600	26,888	444,536	92.1%	10/31/2017
4.06	Crescent 10 Facility												920,751	516,616	404,136	26,483	32,199	345,454	84.0%	10/31/2017
4.07	Technipark Ten Service Center												895,011	437,907	457,103	10,751	22,762	423,591	92.5%	10/31/2017
4.08	Westchase Park												297,764	354,293	-56,529	7,172	4,053	-67,755	46.6%	10/31/2017
5	U.S. Industrial Portfolio III						1.60	1.48	72.5%	66.0%	9.4%	8.6%	15,292,243	3,981,653	11,310,590	298,573	596,602	10,415,416	100.0%	11/1/2017
5.01	2121 Gardner Street												2,062,450	387,747	1,674,703	37,827	87,002	1,549,874	100.0%	11/1/2017
5.02	975 Cottonwood Avenue												1,223,928	205,262	1,018,666	17,504	33,258	967,904	100.0%	11/1/2017
5.03	4925 Bulls Bay Highway												1,243,942	257,216	986,726	19,841	53,570	913,315	100.0%	11/1/2017
5.04	1500 Southeast 37th Street												992,306	275,561	716,745	24,826	17,378	674,541	100.0%	11/1/2017
5.05	10450 Medallion Drive												1,118,726	335,117	783,609	15,151	48,482	719,977	100.0%	11/1/2017
5.06	1501 Industrial Boulevard												872,202	213,931	658,271	11,225	25,818	621,228	100.0%	11/1/2017
5.07	1001 DDC Way												814,158	127,549	686,609	13,289	50,497	622,823	100.0%	11/1/2017
5.08	1152 Armorlite Drive												436,922	101,352	335,570	4,431	24,815	306,323	100.0%	11/1/2017
5.09	3800 West Broward Boulevard												631,482	82,762	548,720	6,538	37,918	504,265	100.0%	11/1/2017
5.10	2900 & 2950 Hill Avenue												846,184	305,152	541,032	23,770	14,262	503,001	100.0%	11/1/2017
5.11	1700 Highland Road												660,594	153,880	506,714	11,517	12,669	482,529	100.0%	11/1/2017
5.12	1972 Salem Industrial Drive												736,290	200,127	536,163	31,714	28,543	475,906	100.0%	11/1/2017
5.13	1800 University Parkway												630,659	151,061	479,598	10,575	26,438	442,585	100.0%	11/1/2017
5.14	621 Hunt Valley Circle												595,335	104,091	491,244	6,180	15,449	469,616	100.0%	11/1/2017
5.15	5000 Askins Lane												484,886	145,675	339,211	10,004	50,020	279,187	100.0%	11/1/2017
5.16	900 Chaddick Drive												0	314,806	-314,806	7,590	0	-322,396	100.0%	11/1/2017
5.17	6600 Chapek Parkway												496,986	169,621	327,365	15,795	7,898	303,673	100.0%	11/1/2017
5.18	53208 Columbia Drive												540,532	123,784	416,748	11,794	30,664	374,291	100.0%	11/1/2017
5.19	7750 Hub Parkway												496,986	169,621	327,365	8,340	6,672	312,353	100.0%	11/1/2017
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive												318,473	87,695	230,778	6,800	13,599	210,379	100.0%	11/1/2017
5.21	3221 Cherry Palm Drive												339,738	73,689	266,049	3,862	11,650	250,537	100.0%	11/1/2017
6	National Office Portfolio						1.81	1.64	64.2%	52.2%	11.1%	10.1%	38,630,025	18,051,854	20,578,171	643,175	1,286,350	18,648,646	77.5%	8/31/2017
6.01	8330 LBJ Freeway												5,864,932	2,378,455	3,486,477	95,346	190,692	3,200,440	85.3%	8/31/2017
6.02	101 East Park Boulevard												4,277,940	1,429,865	2,848,075	56,361	112,723	2,678,991	87.1%	8/31/2017
6.03	13601 Preston Road												3,875,726	1,661,164	2,214,562	65,494	130,988	2,018,081	82.0%	8/31/2017
6.04	1750 East Golf Road												5,773,927	2,991,546	2,782,381	53,053	106,106	2,623,222	97.3%	8/31/2017
6.05	14800 Quorum Drive												1,518,306	612,070	906,236	25,969	51,939	828,328	76.7%	8/31/2017
6.06	1995 North Park Place												1,627,072	727,946	899,126	24,980	49,960	824,186	76.9%	8/31/2017
6.07	Northlake - 2295 Parklake Dr NE												1,927,363	900,434	1,026,929	30,382	60,764	935,783	79.8%	8/31/2017
6.08	4751 Best Road												1,551,928	672,927	879,001	23,271	46,542	809,188	84.2%	8/31/2017
6.09	The Centre - 4101 McEwen Road												1,383,837	738,917	644,920	31,082	62,163	551,675	61.3%	8/31/2017
6.10	The Centre - 4099 McEwen Road												1,647,099	827,041	820,058	30,928	61,856	727,275	77.6%	8/31/2017
6.11	11225 North 28th Drive												1,412,021	918,942	493,079	33,875	67,751	391,454	78.6%	8/31/2017
6.12	10000 North 31st Ave												1,326,083	854,686	471,397	32,045	64,090	375,262	64.4%	8/31/2017
6.13	The Centre - 4001 McEwen Road												1,177,647	515,000	662,647	23,798	47,596	591,253	70.3%	8/31/2017
6.14	4425 W Airport Fwy												1,216,108	593,500	622,608	21,303	42,606	558,699	71.6%	8/31/2017
6.15	Northlake - 2302 Parklake Dr NE												910,557	679,542	231,014	27,806	55,612	147,597	42.3%	8/31/2017
6.16	Northlake - 2305&2309 Parklake Dr NE												1,050,901	423,736	627,165	16,290	32,579	578,297	70.0%	8/31/2017
6.17	12100 Ford Road												1,274,376	764,345	510,031	39,501	79,002	391,528	57.2%	8/31/2017
6.18	The Centre - 4000N&S McEwen Road												814,202	361,738	452,464	11,692	23,385	417,387	100.0%	8/31/2017
7	HGI Savannah Historic District						2.03	1.81	47.2%	38.3%	12.4%	11.1%	8,930,140	5,631,974	3,298,166	357,206	0	2,940,961	90.6%	8/31/2017
8	Belden Park Crossing						1.71	1.61	74.3%	63.8%	10.6%	10.0%	7,866,498	2,449,394	5,417,104	72,598	238,094	5,106,412	96.7%	9/29/2017
9	One Century Place						3.00	2.73	65.0%	65.0%	11.5%	10.5%	12,080,931	4,449,986	7,630,945	124,861	538,792	6,967,293	99.8%	10/11/2017
10	61 Grove Street						1.50	1.49	54.8%	54.8%	6.7%	6.6%	1,825,172	382,105	1,443,067	2,100	7,502	1,433,465	91.7%	9/1/2017
11	777 Township Line Road						1.53	1.40	75.0%	64.2%	9.4%	8.6%	3,396,888	1,426,482	1,970,406	22,000	140,218	1,808,188	90.6%	10/01/207
12	The View at Marlton						1.39	1.32	72.6%	62.3%	8.6%	8.2%	3,129,139	848,755	2,280,383	18,214	91,069	2,171,101	100.0%	9/27/2017
13	Corporate Center I & III						1.49	1.31	66.8%	56.3%	10.5%	9.2%	2,544,232	426,553	2,117,679	-6,000	262,206	1,861,473	100.0%	10/12/2017
14	DoubleTree Berkeley Marina						2.23	1.86	52.3%	45.6%	14.1%	11.7%	31,423,806	24,020,252	7,403,554	1,256,952	0	6,146,602	90.3%	6/30/2017
15	Redmont Hotel Curio						1.90	1.66	59.7%	49.6%	12.7%	11.0%	7,708,491	5,303,779	2,404,712	308,340	0	2,096,372	76.2%	9/30/2017
16	555 De Haro						1.84	1.76	70.4%	70.4%	8.0%	7.7%	2,294,724	769,908	1,524,817	10,489	49,946	1,464,382	100.0%	8/1/2017
17	Macedonia Commons						1.94	1.80	70.5%	61.6%	11.7%	10.9%	5,436,646	1,426,916	4,009,729	46,832	240,539	3,722,358	96.5%	6/23/2017
18	Northwoods Center						1.68	1.60	68.6%	62.7%	10.1%	9.6%	2,280,084	561,456	1,718,627	27,867	61,462	1,629,299	100.0%	8/7/2017
19	100-102 Forsyth Street						1.35	1.34	66.7%	66.7%	6.8%	6.7%	1,426,665	340,426	1,086,239	9,690	0	1,076,549	97.8%	7/1/2017
20	Hilton Houston Galleria TX						2.35	2.00	61.4%	54.9%	16.9%	14.4%	9,739,607	7,105,206	2,634,402	389,584	0	2,244,818	72.2%	9/30/2017
21	Del Amo Fashion Center						3.48	3.34	39.8%	39.8%	12.9%	12.4%	81,259,520	21,915,628	59,343,892	223,460	2,154,999	56,965,434	85.2%	5/15/2017
22	Hallandale Self Storage						1.52	1.50	74.8%	65.6%	9.3%	9.2%	1,859,829	596,215	1,263,613	15,073	0	1,248,540	86.2%	8/31/2017
23	Springville Heights Condominium						1.62	1.57	61.1%	61.1%	7.9%	7.7%	1,798,255	732,661	1,065,594	27,250	0	1,038,344	87.2%	9/27/2017
24	HGI Plymouth						2.08	1.79	64.9%	54.7%	13.4%	11.5%	6,210,767	4,455,872	1,754,895	248,431	0	1,506,465	74.4%	9/30/2017
25	1030-1040 Broad Street						1.57	1.41	68.4%	59.4%	10.2%	9.2%	2,492,696	1,160,745	1,331,951	24,853	108,056	1,199,042	100.0%	9/11/2017
26	Columbia Park Shopping Center						1.73	1.63	60.3%	60.3%	8.4%	7.9%	8,241,386	2,949,849	5,291,537	69,141	259,277	4,963,119	94.8%	4/25/2017
27	Dublin Corners						1.68	1.63	59.3%	47.9%	10.1%	9.8%	1,824,782	562,559	1,262,222	11,079	24,439	1,226,705	100.0%	9/30/2017
28	Residence Inn Omaha Aksarben Village						2.08	1.88	67.8%	55.7%	13.4%	12.1%	3,925,657	2,317,109	1,608,548	157,026	0	1,451,521	73.3%	8/31/2017
29	Simi Valley Industrial Park						2.91	2.63	51.6%	51.6%	11.6%	10.5%	1,911,120	568,693	1,342,427	43,326	86,651	1,212,451	92.4%	8/1/2017
30	Plaza de Hacienda						2.03	1.86	51.7%	37.1%	12.7%	11.6%	2,002,651	599,441	1,403,210	20,782	94,953	1,287,475	96.5%	7/31/2017
31	Northern Ohio Industrial Park						2.11	1.81	69.2%	55.9%	12.8%	11.0%	2,457,045	1,045,072	1,411,972	137,895	64,109	1,209,968	100.0%	7/1/2017
32	Cascade Building						3.26	3.13	39.2%	39.2%	12.1%	11.6%	1,899,881	694,539	1,205,342	19,080	28,620	1,157,643	79.3%	7/31/2017
33	Paseo Lindo						2.47	2.32	61.6%	61.6%	10.6%	9.9%	1,210,173	240,626	969,547	9,009	50,944	909,595	100.0%	9/5/2017
34	Marengo Plaza						1.70	1.64	53.8%	43.8%	10.6%	10.2%	1,164,014	215,021	948,993	4,471	28,044	916,478	94.7%	6/25/2017
35	444-446 86th Street						1.75	1.69	63.1%	63.1%	8.1%	7.9%	892,400	188,702	703,698	2,200	22,243	679,254	100.0%	11/1/2017
36	Alton Business Park						3.01	2.77	50.0%	50.0%	12.0%	11.1%	1,281,151	259,599	1,021,552	26,807	53,800	940,945	100.0%	9/1/2017
37	Willowick Business Park						3.25	2.84	44.7%	44.7%	13.0%	11.4%	1,670,086	572,726	1,097,360	43,060	94,929	959,371	93.9%	7/14/2017
38	Omega Self Storage – Amityville Portfolio						1.78	1.77	58.9%	47.8%	11.0%	10.9%	1,218,618	343,801	874,817	8,618	0	866,199	99.1%	9/30/2017
38.01	185-Omega Self Storage												971,298	284,865	686,433	6,854	0	679,579	99.7%	9/30/2017
38.02	491-Omega Storage Inc.												247,320	58,936	188,384	1,764	0	186,620	96.6%	9/30/2017
39	Walnut Grove Medical Center						2.34	2.08	60.0%	60.0%	10.8%	9.6%	1,258,130	418,397	839,733	8,119	82,817	748,796	94.2%	9/15/2017
40	Tustin Mayfair Plaza						2.35	2.27	49.8%	49.8%	10.8%	10.4%	1,087,761	281,020	806,741	8,268	20,670	777,803	100.0%	10/6/2017
41	Water Tower Self Storage						1.52	1.49	68.5%	57.3%	9.4%	9.2%	961,899	291,091	670,808	14,280	0	656,528	97.5%	8/28/2017
42	RSM Business Park						2.91	2.68	50.7%	50.7%	11.6%	10.7%	1,052,674	251,220	801,454	16,315	46,828	738,311	94.5%	8/1/2017
43	Avenue Hall Executive Center						2.96	2.66	53.9%	53.9%	11.8%	10.6%	1,115,649	304,870	810,779	16,591	65,432	728,756	96.5%	8/1/2017
44	Comfort Suites Hilton Head Bluffton						2.30	2.07	64.2%	48.1%	16.1%	14.5%	2,371,746	1,409,087	962,659	94,870	0	867,789	78.6%	5/31/2017
45	Harbor Court Plaza						1.61	1.50	68.8%	58.9%	9.9%	9.3%	840,732	294,883	545,849	6,009	30,046	509,794	89.2%	6/8/2017
46	Boulevard Square II						1.38	1.30	72.1%	58.8%	8.6%	8.1%	661,419	236,876	424,542	9,328	14,189	401,025	98.4%	8/28/2017
47	Shaw Blackstone Center-CA						1.69	1.58	70.3%	60.1%	10.3%	9.7%	699,532	198,322	501,210	6,846	25,674	468,690	100.0%	9/1/2017
48	Hampton Inn - Marshall						2.50	2.20	66.7%	49.2%	16.8%	14.9%	2,172,363	1,430,930	741,433	86,895	0	654,538	74.1%	7/31/2017
49	Rite Aid Dunmore						1.41	1.30	64.4%	48.6%	10.1%	9.3%	392,370	7,847	384,523	1,677	27,950	354,896	100.0%	11/1/2017
50	Kirkwood Center						1.63	1.58	52.5%	32.8%	12.6%	12.2%	293,816	67,630	226,186	1,405	5,269	219,512	100.0%	6/19/2017
51	Preferred Self Storage						2.04	1.97	58.5%	47.5%	12.6%	12.2%	275,172	123,995	151,177	5,303	0	145,874	99.3%	7/31/2017
52	Dollar General E. Peoria						1.81	1.78	70.0%	70.0%	9.0%	8.9%	94,288	2,829	91,460	1,365	0	90,095	100.0%	11/1/2017

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel ADR(9)	U/W Hotel RevPAR(9)	Most Recent Period(9)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period(9)	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR
1	Headquarters Plaza	168	149	TTM 8/31/2017	39,510,913	22,016,384	17,494,529	843,150	16,651,379	168	149	Actual 2016	39,036,653	22,376,710	16,659,943	844,625	15,815,318	167	148
2	Marriott LAX	160	135	Actual 2016	72,255,774	52,054,178	20,201,595	0	20,201,595	160	135	Actual 2015	68,991,437	50,469,387	18,522,050	0	18,522,050	148	128
3	Mall of Louisiana			TTM 4/30/2017	42,205,123	7,209,498	34,995,624	0	34,995,624			Actual 2016	42,235,214	7,196,737	35,038,477	0	35,038,477
4	Adler Portfolio			TTM 9/30/2017	13,144,964	4,810,655	8,334,310	0	8,334,310			Actual 2016	13,074,834	4,869,136	8,205,698	0	8,205,698
4.01	Carmel Executive Park			TTM 9/30/2017	4,183,494	1,617,487	2,566,007	0	2,566,007			Actual 2016	4,092,258	1,643,680	2,448,578	0	2,448,578
4.02	Vista Point North			TTM 9/30/2017	2,296,168	879,863	1,416,305	0	1,416,305			Actual 2016	2,286,339	900,086	1,386,253	0	1,386,253
4.03	Greenbriar Business Park			TTM 9/30/2017	1,908,450	512,070	1,396,379	0	1,396,379			Actual 2016	1,869,943	546,867	1,323,076	0	1,323,076
4.04	Plaza Southwest			TTM 9/30/2017	1,406,649	487,863	918,786	0	918,786			Actual 2016	1,517,100	505,651	1,011,449	0	1,011,449
4.05	Commerce Park North			TTM 9/30/2017	1,040,421	333,384	707,038	0	707,038			Actual 2016	1,049,954	337,644	712,311	0	712,311
4.06	Crescent 10 Facility			TTM 9/30/2017	987,323	361,912	625,410	0	625,410			Actual 2016	942,860	376,216	566,644	0	566,644
4.07	Technipark Ten Service Center			TTM 9/30/2017	986,491	327,128	659,363	0	659,363			Actual 2016	989,973	334,719	655,253	0	655,253
4.08	Westchase Park			TTM 9/30/2017	335,968	290,947	45,021	0	45,021			Actual 2016	326,408	224,274	102,134	0	102,134
5	U.S. Industrial Portfolio III			TTM 6/30/2017	14,448,506	2,245,198	12,203,308	0	12,203,308			Actual 2016	14,325,613	2,270,350	12,055,263	0	12,055,263
5.01	2121 Gardner Street			TTM 6/30/2017	1,818,254	180,000	1,638,254	0	1,638,254			Actual 2016	1,802,598	180,000	1,622,598	0	1,622,598
5.02	975 Cottonwood Avenue			TTM 6/30/2017	1,085,265	102,000	983,265	0	983,265			Actual 2016	1,070,945	102,000	968,945	0	968,945
5.03	4925 Bulls Bay Highway			TTM 6/30/2017	1,142,332	172,000	970,332	0	970,332			Actual 2016	1,125,644	168,000	957,644	0	957,644
5.04	1500 Southeast 37th Street			TTM 6/30/2017	841,972	144,000	697,972	0	697,972			Actual 2016	832,588	144,000	688,588	0	688,588
5.05	10450 Medallion Drive			TTM 6/30/2017	997,876	240,000	757,876	0	757,876			Actual 2016	986,812	240,000	746,812	0	746,812
5.06	1501 Industrial Boulevard			TTM 6/30/2017	763,658	120,000	643,658	0	643,658			Actual 2016	761,760	126,000	635,760	0	635,760
5.07	1001 DDC Way			TTM 6/30/2017	742,287	78,000	664,287	0	664,287			Actual 2016	733,377	78,000	655,377	0	655,377
5.08	1152 Armorlite Drive			TTM 6/30/2017	559,434	72,000	487,434	0	487,434			Actual 2016	553,416	72,000	481,416	0	481,416
5.09	3800 West Broward Boulevard			TTM 6/30/2017	612,978	72,000	540,978	0	540,978			Actual 2016	606,300	72,000	534,300	0	534,300
5.10	2900 & 2950 Hill Avenue			TTM 6/30/2017	645,529	110,400	535,129	0	535,129			Actual 2016	655,039	127,800	527,239	0	527,239
5.11	1700 Highland Road			TTM 6/30/2017	578,472	88,200	490,272	0	490,272			Actual 2016	571,884	88,200	483,684	0	483,684
5.12	1972 Salem Industrial Drive			TTM 6/30/2017	601,489	46,800	554,689	0	554,689			Actual 2016	596,189	46,800	549,389	0	549,389
5.13	1800 University Parkway			TTM 6/30/2017	563,372	90,000	473,372	0	473,372			Actual 2016	557,355	90,000	467,355	0	467,355
5.14	621 Hunt Valley Circle			TTM 6/30/2017	549,096	64,200	484,896	0	484,896			Actual 2016	543,108	64,200	478,908	0	478,908
5.15	5000 Askins Lane			TTM 6/30/2017	419,741	90,000	329,741	0	329,741			Actual 2016	415,318	90,000	325,318	0	325,318
5.16	900 Chaddick Drive			TTM 6/30/2017	653,424	276,000	377,424	0	377,424			Actual 2016	653,424	276,000	377,424	0	377,424
5.17	6600 Chapek Parkway			TTM 6/30/2017	414,731	68,998	345,733	0	345,733			Actual 2016	405,717	63,998	341,719	0	341,719
5.18	53208 Columbia Drive			TTM 6/30/2017	462,404	50,000	412,404	0	412,404			Actual 2016	464,336	57,500	406,836	0	406,836
5.19	7750 Hub Parkway			TTM 6/30/2017	406,731	81,000	325,731	0	325,731			Actual 2016	405,969	84,252	321,717	0	321,717
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive			TTM 6/30/2017	274,517	50,400	224,117	0	224,117			Actual 2016	271,512	50,400	221,112	0	221,112
5.21	3221 Cherry Palm Drive			TTM 6/30/2017	314,944	49,200	265,744	0	265,744			Actual 2016	312,322	49,200	263,122	0	263,122
6	National Office Portfolio			TTM 8/31/2017	34,604,835	17,986,810	16,618,026	0	16,618,026			Actual 2016	32,062,523	17,768,808	14,293,715	0	14,293,715
6.01	8330 LBJ Freeway			TTM 8/31/2017	4,835,602	2,348,873	2,486,729	0	2,486,729			Actual 2016	4,377,524	2,151,230	2,226,294	0	2,226,294
6.02	101 East Park Boulevard			TTM 8/31/2017	3,520,341	1,326,254	2,194,088	0	2,194,088			Actual 2016	3,180,538	1,394,729	1,785,810	0	1,785,810
6.03	13601 Preston Road			TTM 8/31/2017	3,300,928	1,652,905	1,648,023	0	1,648,023			Actual 2016	3,005,621	1,570,121	1,435,500	0	1,435,500
6.04	1750 East Golf Road			TTM 8/31/2017	5,575,355	3,024,178	2,551,177	0	2,551,177			Actual 2016	5,327,020	3,048,095	2,278,925	0	2,278,925
6.05	14800 Quorum Drive			TTM 8/31/2017	1,391,459	608,168	783,291	0	783,291			Actual 2016	1,521,458	653,758	867,700	0	867,700
6.06	1995 North Park Place			TTM 8/31/2017	1,660,349	730,040	930,309	0	930,309			Actual 2016	1,631,479	761,208	870,271	0	870,271
6.07	Northlake - 2295 Parklake Dr NE			TTM 8/31/2017	1,601,423	910,515	690,908	0	690,908			Actual 2016	1,342,103	892,898	449,205	0	449,205
6.08	4751 Best Road			TTM 8/31/2017	1,474,324	685,470	788,854	0	788,854			Actual 2016	1,344,457	751,674	592,783	0	592,783
6.09	The Centre - 4101 McEwen Road			TTM 8/31/2017	1,245,140	737,212	507,928	0	507,928			Actual 2016	914,170	737,961	176,209	0	176,209
6.10	The Centre - 4099 McEwen Road			TTM 8/31/2017	1,505,536	815,542	689,994	0	689,994			Actual 2016	1,304,485	786,570	517,915	0	517,915
6.11	11225 North 28th Drive			TTM 8/31/2017	1,266,871	920,148	346,723	0	346,723			Actual 2016	1,180,406	927,020	253,386	0	253,386
6.12	10000 North 31st Ave			TTM 8/31/2017	1,221,055	868,720	352,335	0	352,335			Actual 2016	1,161,945	825,547	336,398	0	336,398
6.13	The Centre - 4001 McEwen Road			TTM 8/31/2017	1,054,799	516,535	538,264	0	538,264			Actual 2016	1,016,963	508,609	508,354	0	508,354
6.14	4425 W Airport Fwy			TTM 8/31/2017	1,118,170	595,559	522,610	0	522,610			Actual 2016	896,676	568,996	327,680	0	327,680
6.15	Northlake - 2302 Parklake Dr NE			TTM 8/31/2017	1,157,645	710,348	447,297	0	447,297			Actual 2016	1,083,453	644,130	439,324	0	439,324
6.16	Northlake - 2305&2309 Parklake Dr NE			TTM 8/31/2017	442,332	405,168	37,164	0	37,164			Actual 2016	723,558	477,486	246,072	0	246,072
6.17	12100 Ford Road			TTM 8/31/2017	1,439,079	770,107	668,971	0	668,971			Actual 2016	1,266,542	711,864	554,678	0	554,678
6.18	The Centre - 4000N&S McEwen Road			TTM 8/31/2017	794,427	361,067	433,360	0	433,360			Actual 2016	784,123	356,912	427,211	0	427,211
7	HGI Savannah Historic District	164	151	TTM 8/31/2017	8,663,835	5,544,450	3,119,385	0	3,119,385	163	148	Actual 2016	8,614,424	5,323,630	3,290,794	0	3,290,794	159	146
8	Belden Park Crossing			TTM 8/31/2017	7,367,583	2,308,322	5,059,261	0	5,059,261			Actual 2016	7,910,626	2,409,871	5,500,754	0	5,500,754
9	One Century Place			TTM 8/31/2017	11,698,190	4,552,371	7,145,819	0	7,145,819			Actual 2016	11,526,392	4,540,218	6,986,174	0	6,986,174
10	61 Grove Street			TTM 8/31/2017	1,846,980	362,818	1,484,162	0	1,484,162			Actual 2016	1,793,541	322,882	1,470,659	0	1,470,659
11	777 Township Line Road			TTM 7/31/2017	2,958,242	1,164,051	1,794,191	0	1,794,191			Actual 2016	2,612,251	1,140,821	1,471,430	0	1,471,430
12	The View at Marlton			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13	Corporate Center I & III			TTM 8/31/2017	2,733,510	454,729	2,278,781	0	2,278,781			Actual 2016	2,545,624	432,940	2,112,684	0	2,112,684
14	DoubleTree Berkeley Marina	186	168	TTM 6/30/2017	31,423,806	24,018,009	7,405,797	1,256,952	6,148,845	186	168	Actual 2016	31,534,222	23,777,836	7,756,386	1,261,369	6,495,017	190	170
15	Redmont Hotel Curio	147	112	TTM 9/30/2017	7,708,491	5,226,934	2,481,557	0	2,481,557	147	112	Annualized 9 12/31/2016	5,689,316	4,642,033	1,047,283	0	1,047,283	137	79
16	555 De Haro			TTM 6/30/2017	2,026,684	636,637	1,390,047	0	1,390,047			Actual 2016	1,757,828	660,835	1,096,993	0	1,096,993
17	Macedonia Commons			TTM 6/30/2017	5,153,438	1,297,251	3,856,187	0	3,856,187			Actual 2016	5,351,897	1,334,115	4,017,782	0	4,017,782
18	Northwoods Center			TTM 6/30/2017	2,297,194	572,657	1,724,537	0	1,724,537			Actual 2016	2,262,596	569,426	1,693,170	0	1,693,170
19	100-102 Forsyth Street			TTM 8/31/2017	593,858	140,966	452,892	0	452,892			Actual 2016	569,972	290,493	279,480	0	279,480
20	Hilton Houston Galleria TX	103	75	TTM 9/30/2017	9,739,047	7,177,870	2,561,177	0	2,561,177	103	75	Actual 2016	8,814,327	6,900,992	1,913,335	0	1,913,335	97	67
21	Del Amo Fashion Center			TTM 3/31/2017	77,175,155	23,956,448	53,218,707	0	53,218,707			Actual 2016	75,673,675	24,572,583	51,101,092	0	51,101,092
22	Hallandale Self Storage			TTM 8/31/2017	1,859,829	522,479	1,337,350	0	1,337,350			Actual 2016	1,859,245	516,579	1,342,666	0	1,342,666
23	Springville Heights Condominium			TTM 10/31/2017	1,909,342	690,238	1,219,104	0	1,219,104			Actual 2016	1,658,579	669,798	988,781	0	988,781
24	HGI Plymouth	130	96	TTM 9/30/2017	6,210,767	4,407,113	1,803,654	0	1,803,654	130	96	Actual 2016	5,950,883	4,187,630	1,763,253	0	1,763,253	125	92
25	1030-1040 Broad Street			TTM 6/30/2017	2,732,540	1,192,156	1,540,384	0	1,540,384			Actual 2016	2,565,767	1,157,706	1,408,061	0	1,408,061
26	Columbia Park Shopping Center			TTM 3/31/2017	7,775,707	2,753,833	5,021,875	0	5,021,875			Actual 2016	7,703,268	2,824,452	4,878,816	0	4,878,816
27	Dublin Corners			TTM 9/30/2017	1,874,485	615,421	1,259,064	0	1,259,064			Actual 2016	1,587,435	535,075	1,052,360	0	1,052,360
28	Residence Inn Omaha Aksarben Village	121	89	TTM 8/31/2017	3,925,657	2,400,891	1,524,766	0	1,524,766	121	89	Actual 2016	3,874,789	2,362,530	1,512,259	0	1,512,259	124	88
29	Simi Valley Industrial Park			TTM 7/31/2017	2,006,357	594,471	1,411,886	23,103	1,388,783			Actual 2016	1,898,057	577,107	1,320,950	33,948	1,287,002
30	Plaza de Hacienda			TTM 6/30/2017	1,851,923	668,614	1,183,309	0	1,183,309			Actual 2016	1,828,472	604,320	1,224,152	0	1,224,152
31	Northern Ohio Industrial Park			TTM 8/31/2017	2,593,388	1,047,193	1,546,195	0	1,546,195			Actual 2016	2,508,648	1,009,889	1,498,759	0	1,498,759
32	Cascade Building			TTM 7/30/2017	2,178,967	690,185	1,488,781	0	1,488,781			Actual 2016	2,154,761	689,659	1,465,102	0	1,465,102
33	Paseo Lindo			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34	Marengo Plaza			TTM 6/30/2017	835,717	181,755	653,962	0	653,962			Actual 2016	425,254	167,242	258,012	0	258,012
35	444-446 86th Street			TTM 7/31/2017	871,130	216,237	654,893	0	654,893			Actual 2016	519,369	217,078	302,291	0	302,291
36	Alton Business Park			TTM 7/31/2017	1,297,375	265,931	1,031,444	22,111	1,009,333			Actual 2016	1,278,602	249,585	1,029,017	24,757	1,004,260
37	Willowick Business Park			TTM 7/31/2017	1,594,018	591,981	1,002,037	60,796	941,241			Actual 2016	1,545,695	551,814	993,881	83,318	910,563
38	Omega Self Storage – Amityville Portfolio			TTM 9/30/2017	1,334,369	271,087	1,063,282	0	1,063,282			Actual 2016	1,164,693	252,838	911,855	0	911,855
38.01	185-Omega Self Storage			TTM 9/30/2017	1,061,790	231,476	830,314	0	830,314			Actual 2016	930,420	214,865	715,555	0	715,555
38.02	491-Omega Storage Inc.			TTM 9/30/2017	272,579	39,611	232,968	0	232,968			Actual 2016	234,273	37,973	196,300	0	196,300
39	Walnut Grove Medical Center			TTM 5/31/2017	1,081,130	444,274	636,856	0	636,856			Actual 2016	1,128,298	417,283	711,015	0	711,015
40	Tustin Mayfair Plaza			Annualized 8 8/31/2017	723,357	251,429	471,929	0	471,929			Actual 2016	365,455	220,213	145,242	0	145,242
41	Water Tower Self Storage			TTM 7/31/2017	962,506	206,524	755,982	0	755,982			Actual 2016	940,820	217,526	723,294	0	723,294
42	RSM Business Park			TTM 7/31/2017	1,021,207	239,921	781,286	53,058	728,228			Actual 2016	1,003,012	239,491	763,521	36,033	727,488
43	Avenue Hall Executive Center			TTM 7/31/2017	1,059,954	317,442	742,512	39,893	702,619			Actual 2016	1,084,041	302,196	781,845	26,764	755,081
44	Comfort Suites Hilton Head Bluffton	103	81	TTM 5/31/2017	2,371,745	1,302,434	1,069,311	0	1,069,311	103	81	Actual 2016	2,243,399	1,293,211	950,187	0	950,187	100	77
45	Harbor Court Plaza			TTM 5/30/2017	764,668	238,787	525,881	0	525,881			Actual 2016	746,647	244,756	501,891	0	501,891
46	Boulevard Square II			TTM 7/31/2017	651,567	208,061	443,506	0	443,506			Actual 2016	620,921	207,726	413,195	0	413,195
47	Shaw Blackstone Center-CA			TTM 8/31/2017	759,722	209,191	550,531	0	550,531			Actual 2016	766,278	198,329	567,950	0	567,950
48	Hampton Inn - Marshall	107	79	TTM 7/31/2017	2,172,363	1,446,872	725,491	86,895	638,596	107	79	Actual 2016	2,209,282	1,437,362	771,920	88,371	683,549	108	81
49	Rite Aid Dunmore			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
50	Kirkwood Center			TTM 6/30/2017	249,754	60,693	189,061	0	189,061			Actual 2016	253,392	58,137	195,254	0	195,254
51	Preferred Self Storage			TTM 3/31/2017	278,713	99,119	179,594	0	179,594			Actual 2016	278,776	109,297	169,479	0	169,479
52	Dollar General E. Peoria			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Period(9)	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)(10)	Largest Tenant Name(4)(5)(8)(11)(12)(13)(15)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(2)(8)(11)(12)
1	Headquarters Plaza	Actual 2015	38,994,350	22,377,837	16,616,513	851,096	15,765,417	170	149	N	Riker, Danzig, Scherer	79,170	10.9%	7/31/2025	Chartwell Consulting Group, Inc.
2	Marriott LAX	Actual 2014	66,625,604	51,620,102	15,005,502	0	15,005,502	130	116	N
3	Mall of Louisiana	Actual 2015	41,979,974	7,399,438	34,580,536	0	34,580,536			N	AMC Theatres	74,400	9.6%	7/21/2026	Dick’s Sporting Goods
4	Adler Portfolio	Actual 2015	12,313,728	5,032,851	7,280,877	0	7,280,877			N	Various	Various	Various	Various	Various
4.01	Carmel Executive Park	Actual 2015	3,863,763	1,634,538	2,229,225	0	2,229,225			N	Crump Life Insurance Services, Inc	19,838	8.9%	6/30/2021	Forterra Brick East, LLC
4.02	Vista Point North	Actual 2015	2,311,995	945,363	1,366,632	0	1,366,632			N	M/I Homes	19,597	13.6%	5/31/2023	Care View Communication
4.03	Greenbriar Business Park	Actual 2015	1,544,947	528,952	1,015,996	0	1,015,996			N	Caterpillar Financial Services	33,055	24.4%	11/30/2020	Turenne PharMedCo Inc
4.04	Plaza Southwest	Actual 2015	1,335,401	565,544	769,857	0	769,857			N	Joseph A. Baden	22,843	15.0%	6/30/2018	Prepay Wholesale Associates
4.05	Commerce Park North	Actual 2015	992,190	377,599	614,592	0	614,592			N	Alford Services, Inc.	52,715	54.2%	5/31/2021	EPMA Corporation Inc.
4.06	Crescent 10 Facility	Actual 2015	850,225	402,467	447,758	0	447,758			N	ARC Document Solutions, LLC	7,586	7.7%	4/30/2020	Blade Energy Partners, Ltd.
4.07	Technipark Ten Service Center	Actual 2015	971,145	361,173	609,972	0	609,972			N	Schlumberger Technology Corp	33,946	47.4%	10/31/2019	Hanson Aggregates LLC
4.08	Westchase Park	Actual 2015	444,061	217,215	226,846	0	226,846			N	Gulf Coast Commercial Group	7,052	14.7%	3/31/2020	Rubin’s Enterprises, Inc.
5	U.S. Industrial Portfolio III	Actual 2015	13,982,587	2,356,524	11,626,063	0	11,626,063			N	Various	Various	Various	Various
5.01	2121 Gardner Street	Actual 2015	1,726,060	141,500	1,584,560	0	1,584,560			N	Rowe Fine Furniture	378,270	100.0%	7/31/2028
5.02	975 Cottonwood Avenue	Actual 2015	942,343	102,000	840,343	0	840,343			N	Dorner Manufacturing Corp.	175,042	100.0%	10/31/2035
5.03	4925 Bulls Bay Highway	Actual 2015	1,074,648	144,900	929,748	0	929,748			N	Southeastern Aluminum Products	198,408	100.0%	2/28/2027
5.04	1500 Southeast 37th Street	Actual 2015	831,109	161,998	669,111	0	669,111			N	Ryko Solutions, Inc.	248,257	100.0%	8/31/2032
5.05	10450 Medallion Drive	Actual 2015	930,062	205,000	725,062	0	725,062			N	KDM Signs, Inc.	151,506	100.0%	7/31/2025
5.06	1501 Industrial Boulevard	Actual 2015	764,253	144,000	620,253	0	620,253			N	Accupac, Inc.	112,253	100.0%	3/31/2032
5.07	1001 DDC Way	Actual 2015	747,837	110,000	637,837	0	637,837			N	DDC Center Holding Corp.	66,444	100.0%	7/31/2025
5.08	1152 Armorlite Drive	Actual 2015	541,680	72,016	469,664	0	469,664			N	The San Diego Union - Tribune	44,313	100.0%	12/31/2027
5.09	3800 West Broward Boulevard	Actual 2015	575,628	54,360	521,268	0	521,268			N	The Chrysalis Center, Inc.	32,688	100.0%	12/31/2027
5.10	2900 & 2950 Hill Avenue	Actual 2015	691,888	180,000	511,888	0	511,888			N	Decorative Panels International	237,698	100.0%	11/30/2030
5.11	1700 Highland Road	Actual 2015	558,940	88,200	470,740	0	470,740			N	TAC Materials. Inc.	115,169	100.0%	8/31/2028
5.12	1972 Salem Industrial Drive	Actual 2015	583,301	46,800	536,501	0	536,501			N	Rowe Fine Furniture	317,144	100.0%	7/31/2028
5.13	1800 University Parkway	Actual 2015	542,267	88,500	453,767	0	453,767			N	Halifax Sarasota LLC	105,752	100.0%	1/31/2032
5.14	621 Hunt Valley Circle	Actual 2015	531,432	64,200	467,232	0	467,232			N	Bacharach, Inc.	61,796	100.0%	12/31/2024
5.15	5000 Askins Lane	Actual 2015	395,670	79,500	316,170	0	316,170			N	Sigma Corporation	100,040	100.0%	7/31/2031
5.16	900 Chaddick Drive	Actual 2015	659,941	282,500	377,441	0	377,441			N	PNC Acquisition Company, Inc.	75,902	100.0%	1/31/2019
5.17	6600 Chapek Parkway	Actual 2015	396,479	84,000	312,479	0	312,479			N	Northern Stamping Co.	157,950	100.0%	11/30/2031
5.18	53208 Columbia Drive	Actual 2015	456,659	60,000	396,659	0	396,659			N	LTI Flexible Products, Inc.	117,938	100.0%	10/31/2026
5.19	7750 Hub Parkway	Actual 2015	462,029	149,550	312,479	0	312,479			N	Northern Stamping Co.	83,404	100.0%	11/30/2031
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive	Actual 2015	263,193	48,300	214,893	0	214,893			N	Sigma Corporation	67,995	100.0%	7/31/2031
5.21	3221 Cherry Palm Drive	Actual 2015	307,168	49,200	257,968	0	257,968			N	Amphenol Custom Cable, Inc.	38,624	100.0%	7/31/2028
6	National Office Portfolio	Actual 2015	33,879,766	17,492,296	16,387,470	0	16,387,470			N	Various	Various	Various	Various	Various
6.01	8330 LBJ Freeway	Actual 2015	7,074,544	2,353,218	4,721,326	0	4,721,326			N	Trinity Universal Insurance Co	84,114	22.1%	6/30/2025	AZ College
6.02	101 East Park Boulevard	Actual 2015	4,124,460	1,702,455	2,422,005	0	2,422,005			N	M. White & Associates, LLC	24,896	11.0%	9/30/2023	General Services Administration
6.03	13601 Preston Road	Actual 2015	2,832,123	1,654,324	1,177,799	0	1,177,799			N	AT&T	13,358	5.1%	8/31/2021	Mbroh Engineering, Inc.
6.04	1750 East Golf Road	Actual 2015	5,288,786	2,931,325	2,357,461	0	2,357,461			N	Career Education Corporation	116,387	54.8%	5/31/2020	Assurance Agency, Ltd
6.05	14800 Quorum Drive	Actual 2015	1,650,576	660,180	990,396	0	990,396			N	Idea Grove LLC	6,845	6.6%	2/28/2019	On-Site Manager, Inc
6.06	1995 North Park Place	Actual 2015	1,562,157	791,587	770,569	0	770,569			N	GSA - US Army	16,778	16.8%	2/3/2020	G4S Secure Solutions
6.07	Northlake - 2295 Parklake Dr NE	Actual 2015	980,802	785,076	195,726	0	195,726			N	Leidos, Inc	16,372	13.5%	2/28/2022	Midwest Medical
6.08	4751 Best Road	Actual 2015	1,130,105	626,278	503,827	0	503,827			N	Southeastrans, Inc	31,129	33.4%	10/31/2018	Greene Consulting Associates, LLC
6.09	The Centre - 4101 McEwen Road	Actual 2015	1,047,017	653,652	393,365	0	393,365			N	SCIenergy, Inc	10,071	8.1%	1/31/2020	Nemeth & Reese, L.P.
6.10	The Centre - 4099 McEwen Road	Actual 2015	1,295,737	749,163	546,574	0	546,574			N	American Medical Response Ambulance	15,479	12.5%	5/31/2021	Collecto, Inc
6.11	11225 North 28th Drive	Actual 2015	960,197	889,449	70,748	0	70,748			N	Southwest Annuities Marketing, LLC	16,332	12.1%	2/28/2021	Sonovision USA, Inc
6.12	10000 North 31st Ave	Actual 2015	1,095,545	749,773	345,772	0	345,772			N	FCNH, Inc	18,912	14.8%	3/31/2019	Duet Partners in Health & Aging
6.13	The Centre - 4001 McEwen Road	Actual 2015	586,379	479,700	106,678	0	106,678			N	Nurtur Health, Inc.	47,780	50.2%	12/31/2020	Downing Labs, LLC
6.14	4425 W Airport Fwy	Actual 2015	429,578	346,785	82,793	0	82,793			N	Air Serv Corporation	5,422	6.4%	1/31/2018	State of Florida Department of Revenue
6.15	Northlake - 2302 Parklake Dr NE	Actual 2015	992,494	628,612	363,882	0	363,882			N	Babcock & Wilcox Power Generation	8,712	7.8%	1/31/2018	National Mentor Healthcare, LLC
6.16	Northlake - 2305&2309 Parklake Dr NE	Actual 2015	895,590	443,845	451,745	0	451,745			N	Department of Veterans Affairs	23,596	36.2%	9/30/2027	International Rescue Committee
6.17	12100 Ford Road	Actual 2015	1,143,000	694,875	448,125	0	448,125			N	State of Texas - Health & Human Services	15,425	9.8%	10/31/2023	Apex TITAN, Inc.
6.18	The Centre - 4000N&S McEwen Road	Actual 2015	790,677	351,999	438,678	0	438,678			N	Centene Corporation	46,769	100.0%	12/31/2020
7	HGI Savannah Historic District	Actual 2015	8,671,645	4,731,986	3,939,659	0	3,939,659	168	147	N
8	Belden Park Crossing	Actual 2015	7,536,834	2,309,757	5,227,077	0	5,227,077			N	Kohl’s	99,776	20.6%	1/31/2021	Dick’s Sporting Goods
9	One Century Place	Actual 2015	10,840,882	4,620,314	6,220,568	0	6,220,568			N	Willis North America	177,351	32.9%	4/30/2026	Asurion
10	61 Grove Street	Actual 2015	1,645,113	318,573	1,326,540	0	1,326,540			N
11	777 Township Line Road	Annualized 5 12/31/2015	2,502,205	1,081,664	1,420,541	0	1,420,541			N	University of Pennsylvania Health System	31,677	28.8%	2/28/2027	Ethos Health Communications
12	The View at Marlton	NAV	NAV	NAV	NAV	NAV	NAV			N	LA Fitness	45,000	49.4%	10/31/2032	AAA
13	Corporate Center I & III	Actual 2015	2,435,812	448,822	1,986,990	0	1,986,990			N	MVP Realty Management	24,742	26.0%	5/31/2022	Nevada Spine Clinic
14	DoubleTree Berkeley Marina	Actual 2015	29,474,148	22,092,503	7,381,645	1,178,966	6,202,679	186	164	N
15	Redmont Hotel Curio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
16	555 De Haro	Actual 2015	1,386,658	723,577	663,081	0	663,081			Y	ACTCM	11,093	22.2%	3/15/2019	Recess Urban Recreation
17	Macedonia Commons	Actual 2015	5,356,781	1,451,411	3,905,370	0	3,905,370			N	Kohl’s	80,684	25.8%	1/30/2021	Cinemark
18	Northwoods Center	Actual 2015	2,109,457	530,023	1,579,435	0	1,579,435			N	Marshalls	30,000	31.3%	7/31/2018	Petco
19	100-102 Forsyth Street	Actual 2015	999,402	306,991	692,411	0	692,411			N	Forsyth Restaurant Group	4,200	22.6%	7/1/2027
20	Hilton Houston Galleria TX	Actual 2015	7,353,367	6,162,419	1,190,948	0	1,190,948	108	56	N
21	Del Amo Fashion Center	Actual 2015	51,645,131	16,605,695	35,039,436	0	35,039,436			Y	J.C. Penney	163,346	9.2%	12/31/2018	Nordstrom
22	Hallandale Self Storage	Actual 2015	1,648,439	475,548	1,172,891	0	1,172,891			N
23	Springville Heights Condominium	Actual 2015	1,286,042	658,550	627,492	0	627,492			N
24	HGI Plymouth	TTM 8/31/2015	5,612,884	3,753,465	1,859,419	0	1,859,419	118	89	N
25	1030-1040 Broad Street	Actual 2015	2,265,631	1,134,789	1,130,842	0	1,130,842			N	Morgan Stanley Smith Barney	29,987	27.6%	12/31/2021	Moser, LLC
26	Columbia Park Shopping Center	Actual 2015	7,459,800	2,941,317	4,518,482	0	4,518,482			N	Empire 12 Cineplex	70,000	20.2%	4/30/2029	Shop Rite
27	Dublin Corners	Actual 2015	1,618,198	498,456	1,119,742	0	1,119,742			N	New India Bazaar	3,611	11.2%	12/31/2027	Etemadi Enterprises Incorporated
28	Residence Inn Omaha Aksarben Village	Actual 2015	3,216,403	2,013,728	1,202,675	0	1,202,675	118	73	N
29	Simi Valley Industrial Park	Actual 2015	1,513,006	581,975	931,031	125,777	805,254			N	Lucy Development dba Servpro of Moorpark, Fillmore and Santa Paula	28,185	18.2%	2/28/2018	ALS Group USA, Corp
30	Plaza de Hacienda	Actual 2015	1,749,998	584,977	1,165,021	0	1,165,021			N	Albertson’s	51,331	37.0%	6/30/2021	CVS
31	Northern Ohio Industrial Park	Actual 2015	2,556,645	1,009,884	1,546,761	0	1,546,761			N	The HC Companies, Inc.	464,220	43.9%	9/30/2020	PolyOne Corporation
32	Cascade Building	Actual 2015	2,068,043	662,873	1,405,170	0	1,405,170			N	Level 3 Communications, LLC	18,473	19.5%	6/30/2024	Legal Aid Services of Oregon
33	Paseo Lindo	NAV	NAV	NAV	NAV	NAV	NAV			N	LA Fitness	38,038	63.3%	7/31/2029	Petsmart
34	Marengo Plaza	NAV	NAV	NAV	NAV	NAV	NAV			N	Catamaran LLC DBA Briova	6,069	27.1%	4/30/2021	Exodus Recovery Inc.
35	444-446 86th Street	Actual 2015	430,500	247,928	182,572	0	182,572			N	Century 21 Department Stores LLC	7,000	63.6%	9/24/2032	Bath & Body Works
36	Alton Business Park	Actual 2015	1,197,770	280,867	916,903	17,826	899,077			N	Bio Nutritional Research Group, Inc.	12,774	16.2%	5/31/2019	Nanovea, Inc.
37	Willowick Business Park	Actual 2015	1,377,600	527,575	850,025	54,181	795,844			N	Timothy Netherton, dba Synergy Conservation Solutions	5,224	4.9%	2/28/2019	Kenny Dick Jutamas Newcomb dba Concord Uniforms
38	Omega Self Storage – Amityville Portfolio	Actual 2015	898,131	311,758	586,373	0	586,373			N
38.01	185-Omega Self Storage	Actual 2015	730,110	275,162	454,948	0	454,948			N
38.02	491-Omega Storage Inc.	Actual 2015	168,021	36,596	131,425	0	131,425			N
39	Walnut Grove Medical Center	Actual 2015	1,324,745	409,035	915,710	0	915,710			N	Radnet Management, Inc.	5,358	13.2%	5/31/2018	Saint Jude Hospital
40	Tustin Mayfair Plaza	Actual 2015	212,170	175,677	36,493	0	36,493			N	Planet Fitness	15,080	36.5%	2/28/2021	Dollar Tree
41	Water Tower Self Storage	Actual 2015	802,674	202,633	600,041	0	600,041			N
42	RSM Business Park	Actual 2015	948,006	249,284	698,722	18,424	680,298			N	Stonecreek Christian Church	12,359	16.7%	4/30/2022	Newmark Systems, Inc.
43	Avenue Hall Executive Center	Actual 2015	939,694	291,911	647,783	24,633	623,150			N	Matthew Frederick	14,210	16.3%	7/31/2019	ADT, LLC
44	Comfort Suites Hilton Head Bluffton	Actual 2015	1,604,868	1,108,705	496,162	0	496,162	91	55	N
45	Harbor Court Plaza	Actual 2015	693,597	239,641	453,956	0	453,956			N	Jose A. Ramirez and Jona dba Billiards	4,260	14.2%	10/31/2019	Hue Van Vo dba Thien An Restaurant
46	Boulevard Square II	Actual 2015	548,263	238,402	309,861	0	309,861			N	B and L Entertainment	4,382	8.3%	11/30/2019	Flatland Brewery
47	Shaw Blackstone Center-CA	Actual 2015	710,401	190,770	519,631	0	519,631			N	Lamps Plus	12,895	37.7%	1/31/2020	Skechers
48	Hampton Inn - Marshall	Actual 2015	1,846,137	1,341,546	504,591	73,845	430,746	106	66	N
49	Rite Aid Dunmore	NAV	NAV	NAV	NAV	NAV	NAV			N	Rite Aid	11,180	100.0%	2/21/2027
50	Kirkwood Center	Actual 2015	179,882	57,327	122,555	0	122,555			N	Blaze	2,598	37.0%	8/30/2027	Scrubs & Beyond
51	Preferred Self Storage	Actual 2015	278,354	113,007	165,347	0	165,347			N
52	Dollar General E. Peoria	NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	7/31/2032

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(4)(5)(8)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(12)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(2)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
1	Headquarters Plaza	50,100	6.9%	8/31/2021	AMC Theatres	40,000	5.5%	4/30/2029	Duff & Phelps, LLC	33,000	4.5%	5/31/2028	Graham, Curtin & Sheridan, P.A.	33,000	4.5%	6/30/2022
2	Marriott LAX
3	Mall of Louisiana	74,061	9.5%	1/31/2019	Main Event	46,900	6.0%	6/30/2028	Nordstrom Rack	30,002	3.9%	9/30/2025	Forever 21	26,885	3.5%	1/31/2019
4	Adler Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
4.01	Carmel Executive Park	13,219	5.9%	2/28/2019	Bank of North Carolina	12,979	5.8%	12/31/2017	Metro Mortgage Investors, LLC	8,114	3.6%	6/30/2019	Consolidated Fibers, Inc.	6,518	2.9%	5/31/2022
4.02	Vista Point North	16,610	11.5%	6/30/2020	Elite View Imaging, Inc.	15,749	11.0%	1/31/2023	RGN-Lewisville 1, LLC	15,490	10.8%	4/23/2024	Dematic Corporation	14,169	9.9%	11/30/2021
4.03	Greenbriar Business Park	11,021	8.1%	12/31/2019	Henry Schein, Inc.	7,960	5.9%	5/31/2023	LTS Managed Technical Services LLC	7,691	5.7%	3/31/2021	Elie J. Ghanem	6,343	4.7%	11/30/2021
4.04	Plaza Southwest	18,600	12.2%	1/31/2021	ZZLS, LLC	8,609	5.7%	11/14/2019	Sashun USA, Inc.	8,537	5.6%	7/31/2019	Shakur Jamal Enterprises, Inc.	8,022	5.3%	8/31/2022
4.05	Commerce Park North	15,140	15.6%	9/30/2019	Lassiter Industries, Inc.	14,983	15.4%	2/28/2018	Orkin, Inc.	4,416	4.5%	4/30/2019	IPC Systems, Inc.	2,406	2.5%	6/30/2021
4.06	Crescent 10 Facility	6,570	6.7%	6/14/2021	Digirad Imaging Solutions, Inc.	5,482	5.6%	1/31/2022	Meyer Instruments, Inc.	5,326	5.4%	1/31/2018	Material Management Resources, Inc.	5,033	5.1%	2/29/2020
4.07	Technipark Ten Service Center	14,863	20.7%	3/31/2021	New Era Life Insurance Company	9,000	12.6%	12/31/2019	Ryder Truck Rental, Inc.	5,851	8.2%	1/31/2019	Collaboration in Science	2,665	3.7%	10/31/2021
4.08	Westchase Park	3,415	7.1%	4/30/2021	Custom Corporates, Inc.	2,917	6.1%	10/31/2019	Me Productions, Inc.	2,412	5.0%	4/30/2022	Proto Logistics, Inc	2,400	5.0%	11/30/2019
5	U.S. Industrial Portfolio III
5.01	2121 Gardner Street
5.02	975 Cottonwood Avenue
5.03	4925 Bulls Bay Highway
5.04	1500 Southeast 37th Street
5.05	10450 Medallion Drive
5.06	1501 Industrial Boulevard
5.07	1001 DDC Way
5.08	1152 Armorlite Drive
5.09	3800 West Broward Boulevard
5.10	2900 & 2950 Hill Avenue
5.11	1700 Highland Road
5.12	1972 Salem Industrial Drive
5.13	1800 University Parkway
5.14	621 Hunt Valley Circle
5.15	5000 Askins Lane
5.16	900 Chaddick Drive
5.17	6600 Chapek Parkway
5.18	53208 Columbia Drive
5.19	7750 Hub Parkway
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive
5.21	3221 Cherry Palm Drive
6	National Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
6.01	8330 LBJ Freeway	24,065	6.3%	8/31/2030	Shapiro Brown Corp	16,341	4.3%	3/31/2020	Total Quality Logistics, LLC	8,100	2.1%	3/31/2019	Law Firm of Aaron A. Herbert, P.C.	6,256	1.6%	10/31/2023
6.02	101 East Park Boulevard	18,753	8.3%	8/17/2030	Regus Group - North Dallas, LLC	17,353	7.7%	6/30/2023	GuideIT, LLC	16,025	7.1%	9/30/2023	TriDigital Marketing	12,070	5.4%	6/30/2024
6.03	13601 Preston Road	5,635	2.2%	6/30/2022	Amtech Solutions	5,505	2.1%	11/30/2021	Saenz-Rodriguez & Associates, P.C.	5,293	2.0%	7/31/2022	Game Changing Benefits, LLC	5,275	2.0%	2/29/2024
6.04	1750 East Golf Road	63,113	29.7%	9/30/2023	Kae Engineering Consultants, Inc	5,493	2.6%	1/31/2025	Stearns Lending, Inc	2,740	1.3%	9/30/2018	Hartford Financial Services Inc.	2,693	1.3%	7/31/2021
6.05	14800 Quorum Drive	6,838	6.6%	2/28/2018	Morrow Hill (formerly Finley Morrow)	5,979	5.8%	9/30/2027	National Tax Resource Group	5,302	5.1%	12/31/2019	EPE Innovations LLC	4,673	4.5%	9/30/2018
6.06	1995 North Park Place	7,486	7.5%	10/31/2017	GSA OSHA	6,838	6.8%	1/6/2023	Merck & Hill Consultants, Inc	4,178	4.2%	3/31/2022	The Arrendale Group	3,742	3.7%	4/30/2020
6.07	Northlake - 2295 Parklake Dr NE	8,654	7.1%	11/30/2018	Oakhurst Medical Centers, Inc	7,736	6.4%	6/30/2028	Village Podiatry Group, LLC	4,947	4.1%	7/31/2023	The Law Office of Tanya Mitchell	3,288	2.7%	9/30/2021
6.08	4751 Best Road	5,145	5.5%	3/31/2019	ICP Systems LLC	3,845	4.1%	9/30/2021	C.H. Powell Company	2,777	3.0%	8/31/2018	Hodges, Harbin, Newberry & Tribble, Inc.	2,733	2.9%	12/31/2019
6.09	The Centre - 4101 McEwen Road	5,878	4.7%	10/31/2021	Zenith American Solutions, Inc	4,096	3.3%	5/31/2021	Century Hospice, LLC	4,060	3.3%	4/30/2018	Quillin Law Firm, PC	3,344	2.7%	4/30/2020
6.10	The Centre - 4099 McEwen Road	10,170	8.2%	4/30/2021	STX Healthcare Management Services, Inc	9,247	7.5%	12/31/2018	Round-The-World Logistics (USA) Corp	7,261	5.9%	8/4/2018	End Stage Renal Disease Network of Texas	5,252	4.2%	6/30/2024
6.11	11225 North 28th Drive	8,532	6.3%	11/30/2020	Beyond Today Co., an Arizona Corporation	4,130	3.0%	4/30/2020	Monica J. Stern. CPA, PLLC	3,616	2.7%	10/31/2019	SGP Management Co, LLC dba	3,513	2.6%	2/29/2020
6.12	10000 North 31st Ave	8,784	6.9%	5/31/2025	AFLAC Regional Office	3,964	3.1%	7/31/2020	Foothills Sports Medicine Physical Therapy	3,750	2.9%	11/30/2019	American Focus Care, Inc	2,332	1.8%	11/30/2018
6.13	The Centre - 4001 McEwen Road	12,752	13.4%	12/31/2018	EVVDC, PC	3,533	3.7%	3/31/2020	Carlos Molina, MD, PA	2,533	2.7%	10/31/2025	Thriving Solutions LLC	366	0.4%	11/30/2018
6.14	4425 W Airport Fwy	5,417	6.4%	3/31/2021	The Persimmon Group	3,007	3.5%	5/31/2019	Carter Healthcare of North Texas, LLC	2,890	3.4%	8/31/2018	7 Point Group	2,706	3.2%	1/31/2023
6.15	Northlake - 2302 Parklake Dr NE	7,739	7.0%	10/31/2022	Transitional Family Services, Inc	7,407	6.7%	5/31/2021	Odyssey Healthcare Operating B, L	6,426	5.8%	5/31/2023	Robins, Eskew, Smith & Jordan	4,504	4.0%	11/30/2018
6.16	Northlake - 2305&2309 Parklake Dr NE	15,651	24.0%	3/31/2022	Catholic Charities of Atlanta	5,976	9.2%	10/31/2022
6.17	12100 Ford Road	11,360	7.2%	11/30/2021	Safeguard Acquistions, Inc	8,367	5.3%	9/30/2021	Novaco Products	4,627	2.9%	6/30/2018	Bestcare Laboratory Services, LLC	4,314	2.7%	1/31/2018
6.18	The Centre - 4000N&S McEwen Road
7	HGI Savannah Historic District
8	Belden Park Crossing	65,120	13.5%	10/31/2020	Value City Furniture	50,000	10.3%	1/31/2021	Jo-Ann Fabrics	46,042	9.5%	1/31/2023	DSW	31,859	6.6%	1/31/2022
9	One Century Place	105,219	19.5%	12/31/2023	Sodexo	61,566	11.4%	8/31/2021	Tennessee Lottery	55,962	10.4%	4/30/2025	Tennessee Valley Authority	45,807	8.5%	10/31/2023
10	61 Grove Street
11	777 Township Line Road	28,016	25.5%	2/28/2024	Hill Wallack	17,358	15.8%	4/30/2023	Stark & Stark	10,775	9.8%	4/30/2022	Morgan Stanley	6,645	6.0%	9/30/2027
12	The View at Marlton	10,662	11.7%	7/16/2027	The Malvern School	8,400	9.2%	1/31/2032	Luxury Nails	4,289	4.7%	10/4/2027	BB&T Bank	3,600	4.0%	8/31/2025
13	Corporate Center I & III	13,815	14.5%	5/4/2019	Provident Group	11,184	11.8%	8/30/2021	LV Laser & Lipo	8,129	8.6%	12/31/2019	Las Vegas Surgical Associates	7,406	7.8%	2/28/2024
14	DoubleTree Berkeley Marina
15	Redmont Hotel Curio
16	555 De Haro	7,482	15.0%	6/30/2018	Off Grid Labs, Inc.	4,483	9.0%	8/31/2020	Element Science	3,991	8.0%	9/30/2018	K2A, LLP	3,790	7.6%	9/30/2021
17	Macedonia Commons	57,658	18.5%	2/28/2019	Hobby Lobby	54,127	17.3%	12/31/2019	PetSmart	17,533	5.6%	1/31/2018	Ulta Beauty	11,264	3.6%	8/31/2024
18	Northwoods Center	15,257	15.9%	11/30/2027	Kirklands	8,385	8.7%	1/31/2022	Tire Kingdom	6,500	6.8%	5/31/2018	Salon Lofts	4,000	4.2%	9/30/2020
19	100-102 Forsyth Street
20	Hilton Houston Galleria TX
21	Del Amo Fashion Center	138,000	7.8%	2/28/2031	Dick’s Sporting Goods	83,210	4.7%	4/30/2027	AMC Theatres	76,800	4.3%	9/30/2021	Burlington Coat Factory	60,000	3.4%	1/31/2025
22	Hallandale Self Storage
23	Springville Heights Condominium
24	HGI Plymouth
25	1030-1040 Broad Street	13,633	12.6%	7/31/2020	Int’l Planning Alliance LLC	8,921	8.2%	4/30/2020	VITAS Healthcare Corp	7,981	7.4%	2/28/2020	CURE Auto Insurance	6,089	5.6%	6/30/2021
26	Columbia Park Shopping Center	66,000	19.1%	9/30/2024	Big Lots	32,569	9.4%	1/31/2025	Shoppers World	26,260	7.6%	11/30/2019	Old Navy	25,301	7.3%	1/31/2020
27	Dublin Corners	2,721	8.5%	6/15/2025	Café Tazza	2,119	6.6%	5/31/2027	Safari Kid	2,106	6.5%	8/31/2018	Site for Sore Eyes	2,087	6.5%	3/31/2024
28	Residence Inn Omaha Aksarben Village
29	Simi Valley Industrial Park	20,496	13.2%	3/31/2019	Tri-Counties	19,139	12.4%	2/22/2021	InterMetro Communications Inc	18,674	12.1%	MTM	Currie Tech Corp, dba Currie Technologies	13,676	8.8%	8/31/2018
30	Plaza de Hacienda	22,254	16.1%	6/30/2018	Dollar Tree	10,860	7.8%	9/30/2021	Postal Connections	5,498	4.0%	7/31/2020	The 19th Hole	3,924	2.8%	4/30/2020
31	Northern Ohio Industrial Park	378,200	35.8%	12/31/2020	Central Ohio Warehouse LLC	130,349	12.3%	7/31/2031	United Pipe & Steel Corp.	80,620	7.6%	3/31/2020	Parker Hannifin Nichols Airborne Div.	3,138	0.3%	MTM
32	Cascade Building	11,786	12.4%	12/31/2024	Sightlines, LLC	4,330	4.6%	9/30/2022	Mark Kramer dba Kramer & Associates	3,286	3.5%	3/31/2018	CB Engineers fka Majid Engineering	2,878	3.0%	10/31/2018
33	Paseo Lindo	14,236	23.7%	8/31/2026	Elements Theraputic Massage	2,392	4.0%	10/31/2021	Amazing Lash	1,902	3.2%	1/31/2022	Ashley Nails & Spa	1,896	3.2%	1/31/2024
34	Marengo Plaza	5,140	23.0%	3/31/2022	State of California	3,745	16.8%	9/30/2024	7-Eleven	2,421	10.8%	12/31/2026	Walgreens	2,114	9.5%	9/7/2026
35	444-446 86th Street	4,000	36.4%	1/31/2027
36	Alton Business Park	8,243	10.5%	9/30/2018	RedRock Security & Cabling, Inc.	7,680	9.7%	4/14/2018	Biolase, Inc.	6,029	7.6%	1/31/2019	Min (Frank) Zeng	5,320	6.7%	2/28/2018
37	Willowick Business Park	4,614	4.3%	6/30/2021	Stephen Liu & Julie Nguyen dba Methodology	4,309	4.0%	3/31/2020	JDK & Company	4,214	3.9%	6/30/2021	Contra Costa Tile & Floors, Inc.	3,864	3.6%	6/30/2019
38	Omega Self Storage – Amityville Portfolio
38.01	185-Omega Self Storage
38.02	491-Omega Storage Inc.
39	Walnut Grove Medical Center	4,741	11.7%	12/31/2023	George Ahad, M.D.	4,215	10.4%	7/31/2019	Eyecare Specialists Medical Group	3,382	8.3%	3/31/2021	Kids Care Pediatric Medical Group	3,369	8.3%	3/31/2023
40	Tustin Mayfair Plaza	10,080	24.4%	1/31/2019	El Molino de Oro	4,200	10.2%	12/31/2018	7-Eleven	2,880	7.0%	3/31/2018	Conca D’Oro	1,750	4.2%	4/30/2018
41	Water Tower Self Storage
42	RSM Business Park	11,704	15.8%	6/30/2018	Allstar Microelectronics, Inc.	9,000	12.1%	12/31/2017	The Spoken Word Church Ministries, Inc.	8,411	11.3%	7/31/2018	ATS Workholding, Inc.	7,970	10.7%	5/31/2019
43	Avenue Hall Executive Center	7,444	8.5%	MTM	Hunsaker & Associates L.A., Inc.	6,736	7.7%	5/31/2019	Taft Electric Company	6,460	7.4%	6/30/2022	Americraft Constructors, Inc.	6,288	7.2%	5/31/2020
44	Comfort Suites Hilton Head Bluffton
45	Harbor Court Plaza	4,020	13.4%	12/31/2019	David J. Deninno dba Coin Laundry	2,700	9.0%	3/31/2020	Milad & Hewaida Saad, H. (D & B Liquor)	2,400	8.0%	1/31/2023	Un Rincon Centro Americano	2,106	7.0%	8/31/2020
46	Boulevard Square II	2,686	5.1%	2/28/2021	Inspire Health and Wellness Spa	2,470	4.7%	8/31/2022	Freya, LLC	2,370	4.5%	5/31/2022	Aquablue	2,281	4.3%	10/31/2019
47	Shaw Blackstone Center-CA	10,512	30.7%	5/31/2027	Sleep Train	4,421	12.9%	10/31/2023	SacAuto Ins	3,320	9.7%	3/31/2020	Jackson&Hewitt	1,611	4.7%	4/30/2020
48	Hampton Inn - Marshall
49	Rite Aid Dunmore
50	Kirkwood Center	2,222	31.6%	1/31/2019	Visionworks	2,205	31.4%	5/31/2025
51	Preferred Self Storage
52	Dollar General E. Peoria

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty
1	Headquarters Plaza	8/28/2017	9/15/2017				N	Y	Recapitalization	73,255	603,660	201,220	Cash		0	Springing
2	Marriott LAX	2/13/2017	2/14/2017		2/14/2017	18.0%	N	Y	Refinance	0	0	Springing			0	Springing
3	Mall of Louisiana	7/24/2017	7/24/2017				N	Y	Recapitalization	0	0	Springing			0	Springing
4	Adler Portfolio	Various	Various				N	Y	Acquisition	814,288	337,662	147,716	Cash		0	Springing
4.01	Carmel Executive Park	8/31/2017	9/1/2017				N	Y
4.02	Vista Point North	8/31/2017	9/1/2017				N	Y
4.03	Greenbriar Business Park	8/31/2017	9/1/2017				N	Y
4.04	Plaza Southwest	9/15/2017	9/19/2017				N	Y
4.05	Commerce Park North	9/18/2017	9/19/2017				N	Y
4.06	Crescent 10 Facility	9/15/2017	9/18/2017				N	Y
4.07	Technipark Ten Service Center	9/15/2017	9/15/2017				N	Y
4.08	Westchase Park	9/15/2017	9/18/2017				N	Y
5	U.S. Industrial Portfolio III	8/3/2017	Various		Various	Various	N	Various	Acquisition	0	0	Springing			0	Springing
5.01	2121 Gardner Street	8/3/2017	8/3/2017				N	Y
5.02	975 Cottonwood Avenue	8/3/2017	8/4/2017				N	N
5.03	4925 Bulls Bay Highway	8/3/2017	8/2/2017				N	Y
5.04	1500 Southeast 37th Street	8/3/2017	8/3/2017				N	Y
5.05	10450 Medallion Drive	8/3/2017	8/3/2017				N	Y
5.06	1501 Industrial Boulevard	8/3/2017	8/3/2017				N	Y
5.07	1001 DDC Way	8/3/2017	8/4/2017				N	Y
5.08	1152 Armorlite Drive	8/3/2017	8/3/2017		8/2/2017	8.0%	N	Y
5.09	3800 West Broward Boulevard	8/3/2017	8/3/2017				N	Y
5.10	2900 & 2950 Hill Avenue	8/3/2017	8/2/2017				N	Y
5.11	1700 Highland Road	8/3/2017	8/3/2017				N	Y
5.12	1972 Salem Industrial Drive	8/3/2017	8/2/2017				N	Y
5.13	1800 University Parkway	8/3/2017	8/3/2017				N	Y
5.14	621 Hunt Valley Circle	8/3/2017	8/7/2017				N	Y
5.15	5000 Askins Lane	8/3/2017	8/23/2017				N	Y
5.16	900 Chaddick Drive	8/3/2017	8/3/2017				N	Y
5.17	6600 Chapek Parkway	8/3/2017	8/3/2017				N	Y
5.18	53208 Columbia Drive	8/3/2017	8/3/2017				N	Y
5.19	7750 Hub Parkway	8/3/2017	8/3/2017				N	Y
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive	8/3/2017	8/3/2017				N	Y
5.21	3221 Cherry Palm Drive	8/3/2017	8/22/2017				N	Y
6	National Office Portfolio	Various	Various				N	Y	Refinance	196,044	2,076,255	337,483	Cash		271,808	20,908	Cash
6.01	8330 LBJ Freeway	8/1/2017	7/31/2017				N	Y
6.02	101 East Park Boulevard	7/26/2017	7/26/2017				N	Y
6.03	13601 Preston Road	8/1/2017	7/26/2017				N	Y
6.04	1750 East Golf Road	8/2/2017	7/26/2017				N	Y
6.05	14800 Quorum Drive	8/2/2017	7/26/2017				N	Y
6.06	1995 North Park Place	7/26/2017	7/26/2017				N	Y
6.07	Northlake - 2295 Parklake Dr NE	7/18/2017	7/28/2017				N	Y
6.08	4751 Best Road	7/26/2017	7/26/2017				N	Y
6.09	The Centre - 4101 McEwen Road	7/17/2017	7/20/2017				N	Y
6.10	The Centre - 4099 McEwen Road	7/17/2017	7/26/2017				N	Y
6.11	11225 North 28th Drive	7/20/2017	7/20/2017				N	Y
6.12	10000 North 31st Ave	7/19/2017	7/20/2017				N	Y
6.13	The Centre - 4001 McEwen Road	7/18/2017	7/26/2017				N	Y
6.14	4425 W Airport Fwy	7/25/2017	7/26/2017				N	Y
6.15	Northlake - 2302 Parklake Dr NE	7/26/2017	7/28/2017				N	Y
6.16	Northlake - 2305&2309 Parklake Dr NE	7/28/2017	7/28/2017				N	Y
6.17	12100 Ford Road	7/28/2017	7/28/2017				N	Y
6.18	The Centre - 4000N&S McEwen Road	7/26/2017	7/26/2017				N	Y
7	HGI Savannah Historic District	9/21/2017	10/4/2017				N	Y	Refinance	0	46,645	46,648	Cash		0	Springing
8	Belden Park Crossing	9/12/2017	9/15/2017				N	Y	Acquisition	2,500,000	553,362	110,672	Cash		55,700	6,963	Cash
9	One Century Place	9/29/2017	7/6/2017				N	Y	Acquisition	0	0	Springing			0	Springing
10	61 Grove Street	9/28/2017	10/2/2017				N	Y	Refinance	0	137,528	22,921	Cash		3,916	979	Cash
11	777 Township Line Road	9/11/2017	9/12/2017				N	Y	Refinance	0	37,954	37,954	Cash		0	Springing
12	The View at Marlton	8/1/2017	8/1/2017				N	Y	Refinance	0	0	Springing			0	Springing
13	Corporate Center I & III	8/7/2017	8/7/2017				N	Y	Acquisition	0	8,247	8,247	Cash		7,680	2,560	Cash
14	DoubleTree Berkeley Marina	4/19/2017	4/21/2017		4/19/2017	17.0%	N	Y	Recapitalization	54,125	441,167	83,083	Cash		62,786	7,550	Cash
15	Redmont Hotel Curio	9/12/2017	9/12/2017				N	Y	Refinance	0	25,726	8,575	Cash		81,176	6,765	Cash
16	555 De Haro	8/18/2017	7/3/2017		7/28/2017	15.0%	N	Y	Refinance	0	58,824	19,608	Cash		15,907	1,326	Cash
17	Macedonia Commons	7/19/2017	7/18/2017				N	Y	Acquisition	131,250	33,868	16,934	Cash		39,060	3,551	Cash
18	Northwoods Center	7/18/2017	7/19/2017				N	Y	Refinance	0	243,306	22,119	Cash		8,438	4,219	Cash
19	100-102 Forsyth Street	7/5/2017; 7/6/2017	7/6/2017				N	Y	Refinance	0	52,749	17,583	Cash		21,615	1,965	Cash
20	Hilton Houston Galleria TX	7/24/2017	7/7/2017				N	Y	Acquisition	101,545	406,280	40,628	Cash		0	Springing
21	Del Amo Fashion Center	4/20/2017	4/17/2017		4/14/2017	12.0%	N	Y	Refinance	0	0	Springing			0	Springing
22	Hallandale Self Storage	6/13/2017	6/12/2017				N	Y	Acquisition	436,878	158,348	13,196	Cash		15,437	5,146	Cash
23	Springville Heights Condominium	8/30/2017	8/29/2017				N	Y	Refinance	6,750	73,438	24,479	Cash		5,836	1,945	Cash
24	HGI Plymouth	9/12/2017	9/13/2017				N	Y	Refinance	0	53,624	18,416	Cash		0	Springing
25	1030-1040 Broad Street	7/12/2017	7/17/2017				N	Y	Acquisition	3,750	41,652	20,826	Cash		7,260	1,815	Cash
26	Columbia Park Shopping Center	4/3/2017	4/25/2017				N	Y	Refinance	39,086	434,093	144,698	Cash		62,164	8,881	Cash
27	Dublin Corners	8/11/2017	8/11/2017		8/11/2017	12.0%	N	Y	Refinance	0	19,896	19,896	Cash		3,689	737	Cash
28	Residence Inn Omaha Aksarben Village	10/6/2017	10/5/2017				N	Y	Acquisition	0	97,730	16,288	Cash		9,016	3,005	Cash
29	Simi Valley Industrial Park	8/15/2017	8/15/2017		8/23/2017	31.0%	Y	Y	Refinance	0	0	Springing			55,770	Springing	Cash
30	Plaza de Hacienda	7/24/2017	7/18/2017		7/21/2017	15.0%	N	Y	Refinance	7,500	111,465	22,293	Cash		0	Springing
31	Northern Ohio Industrial Park	7/7/2017	7/8/2017	8/7/2017			N	Y	Refinance	0	41,150	10,288	Cash		0	Springing
32	Cascade Building	9/1/2017	9/1/2017		9/1/2017	17.0%	N	Y	Refinance	1,688	116,001	9,280	Cash		16,149	1,615	Cash
33	Paseo Lindo	8/22/2017	8/3/2017				N	Y	Acquisition	0	11,255	11,255	Cash		2,408	0	Cash
34	Marengo Plaza	5/12/2017	5/12/2017		7/26/2017	12.0%	N	Y	Refinance	10,000	10,628	10,628	Cash		9,728	1,081	Cash
35	444-446 86th Street	8/18/2017	8/18/2017	9/13/2017			N	Y	Refinance	0	0	Springing			0	Springing
36	Alton Business Park	8/2/2017	8/2/2017		8/22/2017	16.0%	N	Y	Refinance	0	0	Springing			26,139	Springing	Cash
37	Willowick Business Park	8/14/2017	8/17/2017		8/14/2017	29.0%	Y	Y	Refinance	0	0	Springing			60,746	Springing	Cash
38	Omega Self Storage – Amityville Portfolio	7/6/2017	7/6/2017				N	Y	Refinance	0	47,756	11,939	Cash		1,138	1,138	Cash
38.01	185-Omega Self Storage	7/6/2017	7/6/2017				N	Y
38.02	491-Omega Storage Inc.	7/6/2017	7/6/2017				N	Y
39	Walnut Grove Medical Center	4/25/2017	5/3/2017		4/25/2017	11.0%	N	Y	Refinance	0	9,938	9,938	Cash		0	Springing
40	Tustin Mayfair Plaza	9/1/2017	9/1/2017		9/5/2017	22.0%	Y	Y	Refinance	0	8,909	8,909	Cash		21,102	3,517	Cash
41	Water Tower Self Storage	8/28/2017	8/28/2017				N	Y	Acquisition	0	13,808	6,904	Cash		0	Springing
42	RSM Business Park	8/2/2017	8/8/2017		8/22/2017	17.0%	N	Y	Refinance	0	0	Springing			19,880	Springing	Cash
43	Avenue Hall Executive Center	8/15/2017	8/15/2017		8/22/2017	19.0%	N	Y	Refinance	0	0	Springing			39,678	Springing	Cash
44	Comfort Suites Hilton Head Bluffton	5/18/2017	5/19/2017				N	Y	Refinance	0	35,686	5,098	Cash		54,000	4,500	Cash
45	Harbor Court Plaza	7/5/2017	7/7/2017		7/7/2017	16.0%	N	Y	Acquisition	100,073	47,789	6,827	Cash		4,552	2,276	Cash
46	Boulevard Square II	6/27/2017	6/27/2017				N	Y	Refinance	0	0	10,430	Cash		9,362	1,337	Cash
47	Shaw Blackstone Center-CA	8/11/2017			8/11/2017	Building 1 & 3: 4%; Building 2: 6%	N	Y	Refinance	0	47,733	6,819	Cash		7,249	1,209	Cash
48	Hampton Inn - Marshall	8/22/2017	8/22/2017				N	Y	Acquisition	0	4,227	4,227	Cash		1,404	1,404	Cash
49	Rite Aid Dunmore	5/23/2017	5/24/2017				N	Y	Refinance	0	0	0			471	235	Cash
50	Kirkwood Center	7/10/2017					N	Y	Refinance	0	35,937	3,267	Cash		0	Springing
51	Preferred Self Storage	5/25/2017	5/22/2017				N	Y	Acquisition	0	19,646	1,786	Cash		4,160	832	Cash
52	Dollar General E. Peoria	8/15/2017	8/17/2017				N	Y	Acquisition	0	4,000	333	Cash		0	Springing

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)(15)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Headquarters Plaza	0	15,843	0	Cash		0	125,000	6000000	Cash		0	0
2	Marriott LAX	0	Springing	0			0	0	0			0	0
3	Mall of Louisiana	0	Springing	0			0	Springing	0			0	0
4	Adler Portfolio	0	22,016	0	Cash		2,000,000	149,590; Springing	3,800,000	Cash		0	0
4.01	Carmel Executive Park
4.02	Vista Point North
4.03	Greenbriar Business Park
4.04	Plaza Southwest
4.05	Commerce Park North
4.06	Crescent 10 Facility
4.07	Technipark Ten Service Center
4.08	Westchase Park
5	U.S. Industrial Portfolio III	0	6,250	0	Cash		120,000	Springing	0	Cash		0	0
5.01	2121 Gardner Street
5.02	975 Cottonwood Avenue
5.03	4925 Bulls Bay Highway
5.04	1500 Southeast 37th Street
5.05	10450 Medallion Drive
5.06	1501 Industrial Boulevard
5.07	1001 DDC Way
5.08	1152 Armorlite Drive
5.09	3800 West Broward Boulevard
5.10	2900 & 2950 Hill Avenue
5.11	1700 Highland Road
5.12	1972 Salem Industrial Drive
5.13	1800 University Parkway
5.14	621 Hunt Valley Circle
5.15	5000 Askins Lane
5.16	900 Chaddick Drive
5.17	6600 Chapek Parkway
5.18	53208 Columbia Drive
5.19	7750 Hub Parkway
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive
5.21	3221 Cherry Palm Drive
6	National Office Portfolio	150,000	53,598; Springing	1,157,715	Cash		7,176,724	0	3,859,050	Cash		0	0
6.01	8330 LBJ Freeway
6.02	101 East Park Boulevard
6.03	13601 Preston Road
6.04	1750 East Golf Road
6.05	14800 Quorum Drive
6.06	1995 North Park Place
6.07	Northlake - 2295 Parklake Dr NE
6.08	4751 Best Road
6.09	The Centre - 4101 McEwen Road
6.10	The Centre - 4099 McEwen Road
6.11	11225 North 28th Drive
6.12	10000 North 31st Ave
6.13	The Centre - 4001 McEwen Road
6.14	4425 W Airport Fwy
6.15	Northlake - 2302 Parklake Dr NE
6.16	Northlake - 2305&2309 Parklake Dr NE
6.17	12100 Ford Road
6.18	The Centre - 4000N&S McEwen Road
7	HGI Savannah Historic District	0	0	0			0	0	0			0	0
8	Belden Park Crossing	479,837	6,010	0	Cash		250,000	20,114; Springing	1,500,000	Cash		0	0
9	One Century Place	0	Springing	0			0	Springing	0			0	0
10	61 Grove Street	15,000	300	15,000	Cash		75,000	1,250	75,000	Cash		0	0
11	777 Township Line Road	0	1,833	110,000	Cash		495,000	9,167	825,000	Cash		0	0
12	The View at Marlton	0	1,518	0	Cash		372,857	10,417	625,000	Cash		0	0
13	Corporate Center I & III	0	1,583	0	Cash		250,000	19,792	0	Cash		0	0
14	DoubleTree Berkeley Marina	0	65,466	0			0	0	0			0	0
15	Redmont Hotel Curio	0	1/12 of 4% of Gross Revenues	0	Cash		0	0	0			0	0
16	555 De Haro	0	874	0	Cash		0	4,162	249,725	Cash		0	0
17	Macedonia Commons	0	3,903	0	Cash		500,000	64,264	600,000	Cash		0	0
18	Northwoods Center	135,382	1,440	0	Cash		150,000	5,000	450,000	Cash		0	0
19	100-102 Forsyth Street	0	808	0	Cash		0	0	0			0	0
20	Hilton Houston Galleria TX	0	31,322	0	Cash		0	0	0			0	0
21	Del Amo Fashion Center	0	Springing	0			0	Springing	0			0	0
22	Hallandale Self Storage	115,000	1,256	0	Cash		0	0	0			0	0
23	Springville Heights Condominium	0	2,271	81,750	Cash		0	0	0			0	0
24	HGI Plymouth	0	20,838	0	Cash		0	0	0			0	0
25	1030-1040 Broad Street	0	2,071	0	Cash		200,000	9,005	500,000	Cash		0	0
26	Columbia Park Shopping Center	0	5,762	350,000	Cash		0	21,606	1,200,000	Cash		0	0
27	Dublin Corners	0	1,086; Springing	26,068	Cash		200,000	4,019; Springing	200,000	Cash		0	0
28	Residence Inn Omaha Aksarben Village	0	13,087	0	Cash		0	0	0			0	0
29	Simi Valley Industrial Park	0	Springing	0			0	Springing	0			0	0
30	Plaza de Hacienda	0	Springing	0			250,000	8,659	0	Cash		0	0
31	Northern Ohio Industrial Park	950,000	Springing	200,000	Cash		1,000,000	Springing	800,000	Cash		0	0
32	Cascade Building	0	1,590	76,320	Cash		0	0	0			0	0
33	Paseo Lindo	0	751	0	Cash		0	5,005	240,236	Cash		0	0
34	Marengo Plaza	0	373	22,356	Cash		350,000	2,329	350,000	Cash		0	0
35	444-446 86th Street	0	Springing	0			0	Springing	0			0	0
36	Alton Business Park	0	Springing	0			0	Springing	0			0	0
37	Willowick Business Park	0	Springing	0			0	Springing	0			0	0
38	Omega Self Storage – Amityville Portfolio	0	718	0	Cash		0	0	0			0	0
38.01	185-Omega Self Storage
38.02	491-Omega Storage Inc.
39	Walnut Grove Medical Center	0	677	0	Cash		0	5,075	183,000	Cash		0	0
40	Tustin Mayfair Plaza	24,804	689	24,804	Cash		150,000	3,530	150,000	Cash		0	0
41	Water Tower Self Storage	0	1,190	75,000	Cash		0	0	0			0	0
42	RSM Business Park	0	Springing	0			0	Springing	0			0	0
43	Avenue Hall Executive Center	0	Springing	0			0	Springing	0			0	0
44	Comfort Suites Hilton Head Bluffton	0	7,906	0	Cash		0	0	0			0	0
45	Harbor Court Plaza	0	501	0	Cash		65,000	2,504	0	Cash		0	0
46	Boulevard Square II	0	777	0	Cash		0	1,182	0	Cash		0	0
47	Shaw Blackstone Center-CA	0	571; Springing	13,692	Cash		0	2,853	102,696	Cash		0	0
48	Hampton Inn - Marshall	0	7,241	0	Cash		0	0	0			0	0
49	Rite Aid Dunmore	0	140	0	Cash		0	2,329	0	Cash		0	0
50	Kirkwood Center	0	117	0	Cash		0	1,171; Springing	55,000	Cash		0	0
51	Preferred Self Storage	0	442	0	Cash		0	0	0			0	0
52	Dollar General E. Peoria	0	0	0			0	0	0			0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(4)(8)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	Headquarters Plaza	Plaza Development Reserve ($1,500,000); Unfunded Obligation Reserve ($1,722,209)	3,222,209	0	0	Cash
2	Marriott LAX	PIP Reserve	12,975,832	0	0	Cash
3	Mall of Louisiana		0	0	0
4	Adler Portfolio	Ground Rent Reserve	0	154,167	0	Cash
4.01	Carmel Executive Park
4.02	Vista Point North
4.03	Greenbriar Business Park
4.04	Plaza Southwest
4.05	Commerce Park North
4.06	Crescent 10 Facility
4.07	Technipark Ten Service Center
4.08	Westchase Park
5	U.S. Industrial Portfolio III	Rowe Security Deposit	453,411	0	0	Cash
5.01	2121 Gardner Street
5.02	975 Cottonwood Avenue
5.03	4925 Bulls Bay Highway
5.04	1500 Southeast 37th Street
5.05	10450 Medallion Drive
5.06	1501 Industrial Boulevard
5.07	1001 DDC Way
5.08	1152 Armorlite Drive
5.09	3800 West Broward Boulevard
5.10	2900 & 2950 Hill Avenue
5.11	1700 Highland Road
5.12	1972 Salem Industrial Drive
5.13	1800 University Parkway
5.14	621 Hunt Valley Circle
5.15	5000 Askins Lane
5.16	900 Chaddick Drive
5.17	6600 Chapek Parkway
5.18	53208 Columbia Drive
5.19	7750 Hub Parkway
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive
5.21	3221 Cherry Palm Drive
6	National Office Portfolio	Outstanding TI/LC Reserve ($2,575,793); Free Rent Reserve ($1,656,704)	4,232,497	0	0	Cash
6.01	8330 LBJ Freeway
6.02	101 East Park Boulevard
6.03	13601 Preston Road
6.04	1750 East Golf Road
6.05	14800 Quorum Drive
6.06	1995 North Park Place
6.07	Northlake - 2295 Parklake Dr NE
6.08	4751 Best Road
6.09	The Centre - 4101 McEwen Road
6.10	The Centre - 4099 McEwen Road
6.11	11225 North 28th Drive
6.12	10000 North 31st Ave
6.13	The Centre - 4001 McEwen Road
6.14	4425 W Airport Fwy
6.15	Northlake - 2302 Parklake Dr NE
6.16	Northlake - 2305&2309 Parklake Dr NE
6.17	12100 Ford Road
6.18	The Centre - 4000N&S McEwen Road
7	HGI Savannah Historic District	PIP Reserve	7,000,000	0	0	Cash
8	Belden Park Crossing		0	0	0
9	One Century Place	Elevator Upgrades Repair Reserve	2,455,896	0	0	Cash
10	61 Grove Street		0	0	0
11	777 Township Line Road	Morgan Stanley Rollover Reserve Fund	279,887	0	0	Cash
12	The View at Marlton	Rent Reserve	139,244	0	0	Cash
13	Corporate Center I & III		0	0	0
14	DoubleTree Berkeley Marina	Seasonal Working Capital Reserve ($310,000); Ground Rent Reserve ($173,305)	483,305	Springing	Seasonal Working Capital Reserve ($310,000); Ground Rent Reserve: the product of (A) the largest monthly payment of Ground Rent and any other amounts that were due and payable under the Ground Lease in any trailing 12 month period and (B) 1.10.	Cash
15	Redmont Hotel Curio	Seasonality Reserve	0	Springing	0
16	555 De Haro		0	0	0
17	Macedonia Commons		0	0	0
18	Northwoods Center	Unfunded Obligations Account	146,386	0	0	Cash
19	100-102 Forsyth Street	Designated Tenant Reserve I	4,000,000	0	0	Cash
20	Hilton Houston Galleria TX	PIP Reserve	655,500	Springing	0	Cash
21	Del Amo Fashion Center	Tenant Specific TILC Reserve	7,242,346	0	0	Guaranty
22	Hallandale Self Storage	CubeSmart Reserve	24,000	0	0	Cash
23	Springville Heights Condominium	Condominium Assessments Reserve	85,263	0	0	Cash
24	HGI Plymouth		0	0	0
25	1030-1040 Broad Street	Morgan Stanley Reserve Subaccount	325,000	0	0	Cash
26	Columbia Park Shopping Center		0	0	0
27	Dublin Corners		0	0	0
28	Residence Inn Omaha Aksarben Village	Seasonality Reserve	66,000	0	0	Cash
29	Simi Valley Industrial Park		0	0	0
30	Plaza de Hacienda		0	0	0
31	Northern Ohio Industrial Park		0	0	0
32	Cascade Building		0	0	0
33	Paseo Lindo		0	0	0
34	Marengo Plaza		0	0	0
35	444-446 86th Street	Bath & Body Works Rent Reserve	0	Springing	0
36	Alton Business Park		0	0	0
37	Willowick Business Park		0	0	0
38	Omega Self Storage – Amityville Portfolio		0	0	0
38.01	185-Omega Self Storage
38.02	491-Omega Storage Inc.
39	Walnut Grove Medical Center	Free Rent Reserve	26,338	0	0	Cash
40	Tustin Mayfair Plaza	Springing Planet Fitness Reserve	0	Springing	0
41	Water Tower Self Storage		0	0	0
42	RSM Business Park		0	0	0
43	Avenue Hall Executive Center		0	0	0
44	Comfort Suites Hilton Head Bluffton	Seasonality Reserve	78,200	0	0
45	Harbor Court Plaza	Outstanding TI/LC Reserve	14,000	0	0	Cash
46	Boulevard Square II	Free Rent Reserve	5,763	0	0	Cash
47	Shaw Blackstone Center-CA	Existing TI/LC Reserve Funds	35,000	0	0	Cash
48	Hampton Inn - Marshall	PIP Reserve Fund	300,500	0	0	Cash
49	Rite Aid Dunmore		0	0	0
50	Kirkwood Center	Springing Major Tenant Reserve	0	Springing	0
51	Preferred Self Storage		0	0	0
52	Dollar General E. Peoria		0	0	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(4)(5)(8)	Ownership Interest(17)
1	Headquarters Plaza	FF&E Reserve; PIP Reserve	0	Springing	0				Fee
2	Marriott LAX	Seasonality Reserve	0	Monthly amount equal to the lesser of excess cash flow available after debt service or 20% of the seasonality cap of $475,000 no later than monthly payment date in October of each calendar year.	475,000	Cash			Fee
3	Mall of Louisiana		0	0	0				Fee
4	Adler Portfolio	Rent Concession / Tenant Specific TILC Reserve	Rent Concession - $60,371.16 / Tenant Specific TILC - $384,367.77	0	0	Cash			Leasehold
4.01	Carmel Executive Park								Leasehold
4.02	Vista Point North								Leasehold
4.03	Greenbriar Business Park								Leasehold
4.04	Plaza Southwest								Leasehold
4.05	Commerce Park North								Leasehold
4.06	Crescent 10 Facility								Leasehold
4.07	Technipark Ten Service Center								Leasehold
4.08	Westchase Park								Leasehold
5	U.S. Industrial Portfolio III		0	0	0				Fee
5.01	2121 Gardner Street								Fee
5.02	975 Cottonwood Avenue								Fee
5.03	4925 Bulls Bay Highway								Fee
5.04	1500 Southeast 37th Street								Fee
5.05	10450 Medallion Drive								Fee
5.06	1501 Industrial Boulevard								Fee
5.07	1001 DDC Way								Fee
5.08	1152 Armorlite Drive								Fee
5.09	3800 West Broward Boulevard								Fee
5.10	2900 & 2950 Hill Avenue								Fee
5.11	1700 Highland Road								Fee
5.12	1972 Salem Industrial Drive								Fee
5.13	1800 University Parkway								Fee
5.14	621 Hunt Valley Circle								Fee
5.15	5000 Askins Lane								Fee
5.16	900 Chaddick Drive								Fee
5.17	6600 Chapek Parkway								Fee
5.18	53208 Columbia Drive								Fee
5.19	7750 Hub Parkway								Fee
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive								Fee
5.21	3221 Cherry Palm Drive								Fee
6	National Office Portfolio		0	0	0				Fee
6.01	8330 LBJ Freeway								Fee
6.02	101 East Park Boulevard								Fee
6.03	13601 Preston Road								Fee
6.04	1750 East Golf Road								Fee
6.05	14800 Quorum Drive								Fee
6.06	1995 North Park Place								Fee
6.07	Northlake - 2295 Parklake Dr NE								Fee
6.08	4751 Best Road								Fee
6.09	The Centre - 4101 McEwen Road								Fee
6.10	The Centre - 4099 McEwen Road								Fee
6.11	11225 North 28th Drive								Fee
6.12	10000 North 31st Ave								Fee
6.13	The Centre - 4001 McEwen Road								Fee
6.14	4425 W Airport Fwy								Fee
6.15	Northlake - 2302 Parklake Dr NE								Fee
6.16	Northlake - 2305&2309 Parklake Dr NE								Fee
6.17	12100 Ford Road								Fee
6.18	The Centre - 4000N&S McEwen Road								Fee
7	HGI Savannah Historic District		0	0	0				Fee
8	Belden Park Crossing		0	0	0				Fee
9	One Century Place	Wills Rollover Reserve; Willis Tenant TI Allowance Reserve	0	Springing	0				Fee
10	61 Grove Street		0	0	0				Fee
11	777 Township Line Road	Good Shepherd Rollover Reserve Fund	93,600	0	0	Cash			Fee
12	The View at Marlton	Malvern School Unpaid Obligations	967,288	0	0	Cash		3,300,000	Fee
13	Corporate Center I & III		0	0	0				Fee
14	DoubleTree Berkeley Marina	Elective Capital Expenditures	1,062,268	0	0	Cash			Leasehold
15	Redmont Hotel Curio	PIP Reserve	0	Springing	0				Fee
16	555 De Haro		0	0	0				Fee
17	Macedonia Commons		0	0	0				Fee
18	Northwoods Center		0	0	0				Fee
19	100-102 Forsyth Street		0	0	0				Fee
20	Hilton Houston Galleria TX		0	0	0				Fee
21	Del Amo Fashion Center	Gap Rent Reserve	828,894	0	0	Guaranty			Fee
22	Hallandale Self Storage		0	0	0				Fee
23	Springville Heights Condominium		0	0	0				Fee
24	HGI Plymouth		0	0	0				Leasehold
25	1030-1040 Broad Street		0	0	0				Fee
26	Columbia Park Shopping Center		0	0	0				Fee
27	Dublin Corners		0	0	0				Fee
28	Residence Inn Omaha Aksarben Village		0	0	0				Fee
29	Simi Valley Industrial Park		0	0	0				Fee
30	Plaza de Hacienda		0	0	0				Fee
31	Northern Ohio Industrial Park		0	0	0				Fee
32	Cascade Building		0	0	0				Fee
33	Paseo Lindo		0	0	0				Fee
34	Marengo Plaza		0	0	0				Fee
35	444-446 86th Street		0	0	0				Fee
36	Alton Business Park		0	0	0				Fee
37	Willowick Business Park		0	0	0				Fee
38	Omega Self Storage – Amityville Portfolio		0	0	0				Fee
38.01	185-Omega Self Storage								Fee
38.02	491-Omega Storage Inc.								Fee
39	Walnut Grove Medical Center		0	0	0				Leasehold
40	Tustin Mayfair Plaza		0	0	0			700,000	Fee
41	Water Tower Self Storage		0	0	0				Fee
42	RSM Business Park		0	0	0				Fee
43	Avenue Hall Executive Center		0	0	0				Fee
44	Comfort Suites Hilton Head Bluffton		0	0	0				Fee
45	Harbor Court Plaza		0	0	0				Fee
46	Boulevard Square II		0	0	0				Fee
47	Shaw Blackstone Center-CA	Springing Lamps Plus/Sketchers Reserve	0	Springing	0				Fee
48	Hampton Inn - Marshall		0	0	0				Fee
49	Rite Aid Dunmore		0	0	0				Fee
50	Kirkwood Center	Scrubs & Beyond Reserve	85,000	0	0	Cash		420,000	Fee
51	Preferred Self Storage		0	0	0				Fee
52	Dollar General E. Peoria		0	0	0				Fee

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ground Lease Initial Expiration Date(8)(17)	Annual Ground Rent Payment(8)(16)(17)	Annual Ground Rent Increases	Lockbox(18)	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio
1	Headquarters Plaza				Hard/Springing Cash Management
2	Marriott LAX				Hard/Upfront Cash Management
3	Mall of Louisiana				Hard/Springing Cash Management
4	Adler Portfolio	11/6/2116	$1,850,000	Scheduled increase per the ground lease	Hard/Upfront Cash Management
4.01	Carmel Executive Park	11/6/2116	$648,964	Scheduled increase per the ground lease
4.02	Vista Point North	11/6/2116	$376,445	Scheduled increase per the ground lease
4.03	Greenbriar Business Park	11/6/2116	$310,621	Scheduled increase per the ground lease
4.04	Plaza Southwest	11/6/2116	$1	Scheduled increase per the ground lease
4.05	Commerce Park North	11/6/2116	$149,593	Scheduled increase per the ground lease
4.06	Crescent 10 Facility	11/6/2116	$161,339	Scheduled increase per the ground lease
4.07	Technipark Ten Service Center	11/6/2116	$132,538	Scheduled increase per the ground lease
4.08	Westchase Park	11/6/2116	$70,499	Scheduled increase per the ground lease
5	U.S. Industrial Portfolio III				Hard/Springing Cash Management
5.01	2121 Gardner Street
5.02	975 Cottonwood Avenue
5.03	4925 Bulls Bay Highway
5.04	1500 Southeast 37th Street
5.05	10450 Medallion Drive
5.06	1501 Industrial Boulevard
5.07	1001 DDC Way
5.08	1152 Armorlite Drive
5.09	3800 West Broward Boulevard
5.10	2900 & 2950 Hill Avenue
5.11	1700 Highland Road
5.12	1972 Salem Industrial Drive
5.13	1800 University Parkway
5.14	621 Hunt Valley Circle
5.15	5000 Askins Lane
5.16	900 Chaddick Drive
5.17	6600 Chapek Parkway
5.18	53208 Columbia Drive
5.19	7750 Hub Parkway
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive
5.21	3221 Cherry Palm Drive
6	National Office Portfolio				Hard/Springing Cash Management
6.01	8330 LBJ Freeway
6.02	101 East Park Boulevard
6.03	13601 Preston Road
6.04	1750 East Golf Road
6.05	14800 Quorum Drive
6.06	1995 North Park Place
6.07	Northlake - 2295 Parklake Dr NE
6.08	4751 Best Road
6.09	The Centre - 4101 McEwen Road
6.10	The Centre - 4099 McEwen Road
6.11	11225 North 28th Drive
6.12	10000 North 31st Ave
6.13	The Centre - 4001 McEwen Road
6.14	4425 W Airport Fwy
6.15	Northlake - 2302 Parklake Dr NE
6.16	Northlake - 2305&2309 Parklake Dr NE
6.17	12100 Ford Road
6.18	The Centre - 4000N&S McEwen Road
7	HGI Savannah Historic District				Springing
8	Belden Park Crossing				Hard/Springing Cash Management
9	One Century Place				Hard/Springing Cash Management
10	61 Grove Street				Springing
11	777 Township Line Road				Hard/Springing Cash Management
12	The View at Marlton				Hard/Springing Cash Management
13	Corporate Center I & III				Hard/Upfront Cash Management
14	DoubleTree Berkeley Marina	12/31/2058	$734,916	CPI	Hard/Springing Cash Management
15	Redmont Hotel Curio				Hard/Upfront Cash Management
16	555 De Haro				Hard/Springing Cash Management
17	Macedonia Commons				Hard/Springing Cash Management
18	Northwoods Center				Springing
19	100-102 Forsyth Street				Springing
20	Hilton Houston Galleria TX				Springing
21	Del Amo Fashion Center				Hard/Springing Cash Management	585,000,000	1,807,796	125,700,000	125,700,000	2.74	2.63	50.6%
22	Hallandale Self Storage				Springing
23	Springville Heights Condominium				Hard/Springing Cash Management
24	HGI Plymouth	10/31/2065	$230,000	Increases as scheduled in the ground lease in 11/2022, 11/2027, 11/2037, 11/2047, 11/2057 and 11/2062	Springing
25	1030-1040 Broad Street				Soft/Springing Cash Management
26	Columbia Park Shopping Center				Hard/Upfront Cash Management
27	Dublin Corners				Springing
28	Residence Inn Omaha Aksarben Village				Springing
29	Simi Valley Industrial Park				Springing
30	Plaza de Hacienda				Hard/Springing Cash Management
31	Northern Ohio Industrial Park				Hard/Springing Cash Management
32	Cascade Building				Springing
33	Paseo Lindo				Hard/Springing Cash Management
34	Marengo Plaza				Springing
35	444-446 86th Street				None
36	Alton Business Park				Springing
37	Willowick Business Park				Springing
38	Omega Self Storage – Amityville Portfolio				None
38.01	185-Omega Self Storage
38.02	491-Omega Storage Inc.
39	Walnut Grove Medical Center	2/4/2057	$1		Springing
40	Tustin Mayfair Plaza				None
41	Water Tower Self Storage				None
42	RSM Business Park				Springing
43	Avenue Hall Executive Center				Springing
44	Comfort Suites Hilton Head Bluffton				Springing
45	Harbor Court Plaza				Springing
46	Boulevard Square II				Hard/Springing Cash Management
47	Shaw Blackstone Center-CA				Springing
48	Hampton Inn - Marshall				Springing
49	Rite Aid Dunmore				Hard/Springing Cash Management
50	Kirkwood Center				None
51	Preferred Self Storage				None
52	Dollar General E. Peoria				Hard/Upfront Cash Management

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(13)(19)	Affiliated Sponsors	Mortgage Loan Number
1	Headquarters Plaza				Seth Schochet; Brian Fisher		1
2	Marriott LAX				XLD Group N.A. Real Estate Development, Inc.		2
3	Mall of Louisiana				GGP Real Estate Holding I, Inc.		3
4	Adler Portfolio				Adler Kawa Real Estate Advisors, LLC; Matthew L. Adler; Adler Kawa Real Estate Services, LLC		4
4.01	Carmel Executive Park						4.01
4.02	Vista Point North						4.02
4.03	Greenbriar Business Park						4.03
4.04	Plaza Southwest						4.04
4.05	Commerce Park North						4.05
4.06	Crescent 10 Facility						4.06
4.07	Technipark Ten Service Center						4.07
4.08	Westchase Park						4.08
5	U.S. Industrial Portfolio III				Brennan Investment Group Acquisitions LLC		5
5.01	2121 Gardner Street						5.01
5.02	975 Cottonwood Avenue						5.02
5.03	4925 Bulls Bay Highway						5.03
5.04	1500 Southeast 37th Street						5.04
5.05	10450 Medallion Drive						5.05
5.06	1501 Industrial Boulevard						5.06
5.07	1001 DDC Way						5.07
5.08	1152 Armorlite Drive						5.08
5.09	3800 West Broward Boulevard						5.09
5.10	2900 & 2950 Hill Avenue						5.10
5.11	1700 Highland Road						5.11
5.12	1972 Salem Industrial Drive						5.12
5.13	1800 University Parkway						5.13
5.14	621 Hunt Valley Circle						5.14
5.15	5000 Askins Lane						5.15
5.16	900 Chaddick Drive						5.16
5.17	6600 Chapek Parkway						5.17
5.18	53208 Columbia Drive						5.18
5.19	7750 Hub Parkway						5.19
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive						5.20
5.21	3221 Cherry Palm Drive						5.21
6	National Office Portfolio				Andrew J. Segal		6
6.01	8330 LBJ Freeway						6.01
6.02	101 East Park Boulevard						6.02
6.03	13601 Preston Road						6.03
6.04	1750 East Golf Road						6.04
6.05	14800 Quorum Drive						6.05
6.06	1995 North Park Place						6.06
6.07	Northlake - 2295 Parklake Dr NE						6.07
6.08	4751 Best Road						6.08
6.09	The Centre - 4101 McEwen Road						6.09
6.10	The Centre - 4099 McEwen Road						6.10
6.11	11225 North 28th Drive						6.11
6.12	10000 North 31st Ave						6.12
6.13	The Centre - 4001 McEwen Road						6.13
6.14	4425 W Airport Fwy						6.14
6.15	Northlake - 2302 Parklake Dr NE						6.15
6.16	Northlake - 2305&2309 Parklake Dr NE						6.16
6.17	12100 Ford Road						6.17
6.18	The Centre - 4000N&S McEwen Road						6.18
7	HGI Savannah Historic District				S. Jay Patel		7
8	Belden Park Crossing				Robert L. Stark		8
9	One Century Place				Stone Company SPC		9
10	61 Grove Street				Alfred Sabetfard		10
11	777 Township Line Road				Pembroke Hobson LLC; John B. Vander Zwaag; Richard C. Hamlin; Jeffrey J. Irmer		11
12	The View at Marlton				Peter C. Abrams, Henry Gorenstein, Panagiotis (“Peter”) Lazaropoulos		12
13	Corporate Center I & III				Dr. David James Smith		13
14	DoubleTree Berkeley Marina				Junson Capital		14
15	Redmont Hotel Curio				James W. Lewis, Jr.		15
16	555 De Haro				Atit Jariwala		16
17	Macedonia Commons				Lance F. Osborne		17
18	Northwoods Center				ROBERT BERGER, RICHARD VINCENT GLICKMAN, ANTHONY JOHN PASSANDER		18
19	100-102 Forsyth Street				Edmond Li		19
20	Hilton Houston Galleria TX				Frank Yuan; Jerome Yuan; Norbert Yuan		20
21	Del Amo Fashion Center	10.1%	9.7%		Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.		21
22	Hallandale Self Storage				Alex Meshechock; Larry Kaplan; Rick Schontz		22
23	Springville Heights Condominium				Thomas Liebermann		23
24	HGI Plymouth				Abbas K. Shikary; Fatema A. Shikary; James Gerish; Kris Gerish		24
25	1030-1040 Broad Street				Benzion Kohn		25
26	Columbia Park Shopping Center			7,905,512	Forest City Realty Trust, Inc.		26
27	Dublin Corners				Mark A. Shaheen, Sr.; Issa A. Shaheen		27
28	Residence Inn Omaha Aksarben Village				Richard H. Wiens		28
29	Simi Valley Industrial Park				Pacific Equities Group	Group 1	29
30	Plaza de Hacienda				Cassandra Lynn Holt		30
31	Northern Ohio Industrial Park				Stephen Rosen		31
32	Cascade Building				Matthew Felton		32
33	Paseo Lindo				Yilin Yao		33
34	Marengo Plaza				Hamid Yousefian		34
35	444-446 86th Street				Raymond Gindi		35
36	Alton Business Park				Pacific Equities Group	Group 1	36
37	Willowick Business Park				Pacific Equities Group	Group 1	37
38	Omega Self Storage – Amityville Portfolio				Vimal K. Goyal		38
38.01	185-Omega Self Storage						38.01
38.02	491-Omega Storage Inc.						38.02
39	Walnut Grove Medical Center				John R. Saunders		39
40	Tustin Mayfair Plaza				Kevin S. Maguire; Jason D. Ball		40
41	Water Tower Self Storage				Sidney I. Moss		41
42	RSM Business Park				Pacific Equities Group	Group 1	42
43	Avenue Hall Executive Center				Pacific Equities Group	Group 1	43
44	Comfort Suites Hilton Head Bluffton				Noor & Sukayna Merchant		44
45	Harbor Court Plaza				Hooman Dayani, Parviz Omidvar, Saeed Babaeean		45
46	Boulevard Square II				Todd Berning; Steven Gehrtz; Jeffrey Miller		46
47	Shaw Blackstone Center-CA				The Exempt Bypass Trust U/A The Fay Revocable Trust; The Marital Trust U/A The Fay Revocable Trust; The Survivor’s Trust U/A The Fay Revocable Trust		47
48	Hampton Inn - Marshall				Jimmy Asmar; Malik Abdulnoor		48
49	Rite Aid Dunmore				Leon Goldstein		49
50	Kirkwood Center				Andrew D. Carter; Anthony Brian Cornelius		50
51	Preferred Self Storage				Robert A. Behar, M.D.; Ira M. Fox		51
52	Dollar General E. Peoria				Ladder Capital CRE Equity LLC		52

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FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“Barclays” denotes Barclays Bank PLC, “AREF” denotes Argentic Real Estate Finance LLC, “LCF” denotes Ladder Capital Finance LLC and “WFB” denotes Wells Fargo Bank, National Association.

(2)	For mortgage loan #1 (Headquarters Plaza), the Cut-off Date Balance Per Unit/SF is calculated using 885,516 square feet, which consists of the office (562,242 square feet) and retail (167,274 square feet) portion of the mortgaged property plus 156,000 square feet attributable to the hotel portion of the mortgaged property. Calculated solely based on the 729,516 square feet of the office and retail portion, Cut-off Date Balance Per Unit/SF is equal to $205.62. The Number of Units and Occupancy Rate are based on the 729,516 square feet related to the office and retail portion of the mortgaged property.

For mortgage loan #2 (Marriott LAX), food and beverage income accounts for approximately 24.1% of U/W Revenues.

For mortgage loan #10 (61 Grove Street), the Number of Units includes 12 multifamily units. In addition to the multifamily units, there is also 3,000 square feet of retail space. Occupancy is based on the multifamily units only.

For mortgage loan #12 (The View at Marlton), the fifth largest tenant (3,600 square feet), representing 4.0% of the net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #14 (DoubleTree Berkeley Marina), food and beverage income accounts for approximately 20.9% of U/W Revenues.

For mortgage loan #15 (Redmont Hotel Curio), food and beverage income accounts for approximately 32.1% of U/W Revenues.

For mortgage loan #19 (100-102 Forsyth Street), the Number of Units includes 13,955 square feet of multifamily space (36 units) and 4,600 square feet of retail space.

For mortgage loan #21 (Del Amo Fashion Center), the second largest tenant (138,000 square feet), representing 7.8% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #22 (Hallandale Self Storage), parking income accounts for approximately 23.7% of U/W Revenues.

For mortgage loan #32 (Cascade Building), the Number of Units includes 6,476 square feet of retail space and 88,922 square feet of office space.

For mortgage loan #34 (Marengo Plaza), the Number of Units includes 12,542 square feet of retail space and 9,814 square feet of office space.

For mortgage loan #46 (Boulevard Square II), the Number of Units includes 38,541 square feet of multifamily space (36 units) and 14,189 square feet of retail space.

(3)	For mortgage loan #3 (Mall of Louisiana), the Grace Period Default (Days) is two business days once in any trailing twelve-month period.

(4)	For mortgage loan #2 (Marriott LAX), the Appraised Value represents the value assuming the property improvement plan, which is expected to be completed by the end of 2017, has been completed. A $12,975,832 reserve was collected at origination (held by Marriott), reflecting the remaining unfunded portion of the property improvement plan costs. The appraised value

A-1-14

assuming the property improvement plan has not been completed is $257,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $257,000,000 appraised value are 56.5% and 47.0%, respectively.

For mortgage loan #5 (U.S. Industrial Portfolio III), the Appraised Value of $166,300,000 reflects a 4% premium attributed to the aggregate appraised value of the related mortgaged properties as a whole. The sum of the appraised values for each of the related mortgaged properties on an individual basis is $159,940,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $159,940,000 appraised value are 75.4% and 68.6%, respectively.

For mortgage loan #7 (HGI Savannah Historic District), the Appraised Value assumes the property improvement plan, scheduled to be completed in February 2018, has been completed. A $7,000,000 reserve was taken at closing, representing the outstanding property improvement plan costs. The appraised value assuming the property improvement plan has not been completed is $46,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $46,000,000 appraised value are 57.6% and 46.6%, respectively.

For mortgage loan #12 (The View at Marlton), the Appraised Value assumes the third largest tenant (8,400 square feet), representing 9.2% of net rentable square feet, is currently having its free-standing premises constructed, is in occupancy, open for business and paying full unabated rent. Construction of the free-standing premises is anticipated to be complete in March 2018. The third largest tenant has executed its lease and a $3,300,000 Holdback was taken at closing, until the premises is fully constructed, and the tenant is in occupancy and paying full unabated rent by September 27, 2018. The appraised value assuming the third largest tenant is not in occupancy and paying rent is $33,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the $33,600,000 appraised value are 69.1% and 57.9%, respectively.

For mortgage loan #19 (100-102 Forsyth Street), the mortgaged property was underwritten based on the related appraisal’s estimate of stabilized expenses and borrower budget. The Appraised Value assumes the property reaches a stabilized occupancy of 98.0% after the renovation of the vacant free market multifamily units have been completed. The appraised value assuming one month of lost rent during the lease up period is $23,900,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $23,900,000 appraised value are 66.9% and 66.9%, respectively.

For mortgage loan #20 (Hilton Houston Galleria TX), the Appraised Value assumes the property improvement plan, scheduled to be completed by July 2018, has been completed. A $655,500 reserve was taken at closing, representing the outstanding property improvement plan costs. The appraised value assuming the property improvement plan has not been completed is $24,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $24,000,000 appraised value are 65.0% and 58.1%, respectively.

For mortgage loan #40 (Tustin Mayfair Plaza), the Appraised Value assumes a renovation, scheduled to be completed by January 2018, has been completed. The appraised value assuming the renovations have not been completed is $14,450,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $14,450,000 appraised value are 51.9% and 51.9%, respectively.

For mortgage loan #50 (Kirkwood Center), the Appraised Value assumes the largest tenant (2,598 square feet), representing 37.0% of net rentable square feet, has executed a lease, is in occupancy and will begin paying rent in December 2017. The largest tenant has executed its lease and a $420,000 Holdback was taken at closing, to be held until an acceptable estoppel is received. The appraised value assuming the largest tenant is not in occupancy and paying rent is $3,180,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $3,180,000 appraised value are 56.5% and 35.2%, respectively.

(5)	For mortgage loan #12 (The View at Marlton), the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of the mortgage loan were adjusted to reflect stabilized value, and such adjustment results in a 72.6% Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 62.3%, respectively.

A-1-15

For mortgage loan #12 (The View at Marlton), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $26,500,000. The Holdback can be disbursed in whole when the following conditions are satisfied: (i) the construction of the free-standing premises for third largest tenant, (8,400 square feet), representing 9.2% of net rentable square feet, is complete; (ii) the third largest tenant is in occupancy and paying full unabated rent; and (iii) the mortgaged property must be generating a net cash flow debt service coverage ratio of 1.25x or greater, the debt yield is no less than 7.74%, and a loan to value ratio does not exceed 75.0%. If the Holdback has not been released by September 27, 2018, the borrower may extend the deadline by six months subject to lender approval. In the event that the borrower does not achieve the earn-out, the lender has the right to use the funds to permanently pre-pay the loan, subject to applicable prepayment penalties to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $26,500,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 69.0%, 59.3%, 1.58x, 1.51x, 9.8% and 9.4%, respectively.

For mortgage loan #40 (Tustin Mayfair Plaza), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $7,500,000. The Holdback can be disbursed as follows provided that the following conditions are satisfied: (i) $420,000 can be disbursed if the third largest tenant (4,200 square feet), representing 10.2% of net rentable square feet, is in occupancy, open for business and paying full unabated rent for at least one month; (ii) $124,400 can be disbursed if The Flame Broiler (1,400 square feet), representing 3.4% of net rentable square feet, is in occupancy, open for business and paying full unabated rent for at least one month; (iii) $155,600 can be disbursed if Truffle Bistro (1,750 square feet), representing 4.2% of net rentable square feet, is in occupancy, open for business and paying full unabated rent for at least one month; and (iv) unless one or more of (i), (ii) or (iii) have not occurred, the net cash flow debt yield is at least 10.0%, physical and economic occupancy is at least 95.0% and the loan to value ratio is no greater than 55.0%. If the Holdback has not been released by October 17, 2019, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $7,500,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 47.1%, 47.1%, 2.59x, 2.50x, 11.9% and 11.4%, respectively.

For mortgage loan #50 (Kirkwood Center), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $1,800,000. The Holdback can be disbursed in whole when the following conditions are satisfied: (i) net cash flow debt yield is no less than 10.0%; and (ii) the largest tenant (2,598 square feet), representing 37.0% of net rentable square feet, provides the lender with an estoppel under a lease pursuant to the terms and conditions in the loan agreement. If the Holdback has not been released by September 22, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $1,800,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 43.3%, 22.0%, 2.12x, 2.06x, 16.4% and 16.0%, respectively.

(6)	For mortgage loan #1 (Headquarters Plaza), the mortgage loan represents Notes A-3 and A-4, two of four pari passu notes, which have a combined Cut-off Date Balance of $150,000,000. Notes A-1 and A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Headquarters Plaza Whole Loan”). Notes A-3 and A-4 represent a non-controlling interest in the Headquarters Plaza Whole Loan.

For mortgage loan #2 (Marriott LAX), the mortgage loan represents Note A-3-A, one of three pari passu notes, which have a combined Cut-off Date Balance of $145,156,075. Note A-1-A and Note A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1-A, Note A-2 and Note A-3-A in the aggregate (the “Marriott LAX Whole Loan”). Note A-3-A represents a non-controlling interest in the Marriott LAX Whole Loan.

For mortgage loan #3 (Mall of Louisiana), the mortgage loan represents Note A-5-1, one of nine pari passu notes, which have a combined Cut-off Date Balance of $325,000,000. Notes A-1, A-2,

A-1-16

A-3-1, A-3-2, A-4, A-5-2, A-6 and A-7 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3-1, A-3-2, A-4, A-5-1, A-5-2, A-6, and A-7 in the aggregate (the “Mall of Louisiana Whole Loan”). Note A-5-1 represents a non-controlling interest in the Mall of Louisiana Whole Loan.

For mortgage loan #5 (U.S. Industrial Portfolio III), the mortgage loan represents Note A-2, one of three pari passu notes, which have a combined Cut-off Date Balance of $120,537,149. Notes A-1-1 and A-1-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, and A-2 in the aggregate (the “US Industrial Portfolio III Whole Loan”). Note A-2 represents a non-controlling interest in the US Industrial Portfolio III Whole Loan.

For mortgage loan #6 (National Office Portfolio), the mortgage loan represents Note A-3, one of six pari passu notes, which have a combined Cut-off Date principal balance of $184,784,901. Notes A-1-A, A-1-B, A-2-A, A-4-B, and A-5-A are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on all notes in the aggregate (the “National Office Portfolio Whole Loan”). Note A-3 represents a non-controlling interest in the National Office Portfolio Whole Loan.

For mortgage loan #8 (Belden Park Crossing), the mortgage loan represents Note A-2, one of three pari passu notes, which have a combined Cut-off Date Balance of $51,000,000. Note A-1-A and Note A-1-B are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1-A, Note A-1-B and Note A-2 in the aggregate (the “Belden Park Crossing Whole Loan”). Note A-2 represents a non-controlling interest in the Belden Park Crossing Whole Loan.

For mortgage loan #9 (One Century Place), the mortgage loan represents Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $66,300,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “One Century Place Whole Loan”). Note A-2 represents a non-controlling interest in the One Century Place Whole Loan.

Fort mortgage loan #12 (The View at Marlton), the mortgage loan represents Note A-1, one of two pari passu notes, which have a combined Cut-off Date Balance of $26,500,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (“The View at Marlton Whole Loan”). Note A-1 represents a controlling interest in The View at Marlton Whole Loan.

For mortgage loan #14 (DoubleTree Berkeley Marina), the mortgage loan represents Note A-2, one of four pari passu notes, which have a combined Cut-off Date Balance of $52,500,000. Note A-1-1, A-1-2, and A-1-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-1-3 and A-2 in the aggregate (the “DoubleTree Berkeley Marina Whole Loan”). Note A-2 represents a non-controlling interest in the DoubleTree Berkeley Marina Whole Loan.

For mortgage loan #17 (Macedonia Commons), the mortgage loan represents Note A-1, one of two pari passu notes, which have a combined Cut-off Date Balance of $34,200,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Macedonia Commons Whole Loan”). Note A-1 represents a controlling interest in the Macedonia Commons Whole Loan.

For mortgage loan #21 (Del Amo Fashion Center), the mortgage loan represents Notes A-2-2-B and B-2-2-B, two of 34 pari passu notes, which have a combined Cut-off Date Balance of $459,300,000. The other notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on all notes in the aggregate (the “Del Amo Fashion Center Senior Loan”). Notes A-2-2-B and B-2-2-B represent non-controlling interests in the Del Amo Fashion Center Senior Loan.

For mortgage loan #26 (Columbia Park Shopping Center), the mortgage loan represents Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $62,700,000.

A-1-17

Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Columbia Park Shopping Center Whole Loan”). Note A-2 represents a non-controlling interest in the Columbia Park Shopping Center Whole Loan.

(7)	For mortgage loan #5 (U.S. Industrial Portfolio III), the sum of the U/W Net Operating Income and U/W Net Cash Flow for each of the related mortgaged properties is greater than the U/W Net Operating Income and UW Net Cash Flow for the related whole loan as a vacancy adjustment was applied to the portfolio level underwriting.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (Headquarters Plaza), the fourth largest tenant (33,000 square feet), representing 4.5% of the net rentable square feet has one month of free rent each year beginning 2019 and ending in 2024. At origination, the borrower escrowed $490,875 to cover the free rent periods from 2019 and 2021.

For mortgage loan #3 (Mall of Louisiana), the third largest tenant (46,900 square feet), representing 6.0% of net rentable square feet, has executed a lease but has yet to take occupancy at the property or commence paying rent. The third largest tenant is expected to take occupancy in August 2018. The Sponsor has provided a full guaranty for $8,519,922 in unfunded tenant allowances, landlord costs and “gap” rent covering a 15-month period.

For mortgage loan #4 (Adler Portfolio), the third largest tenant at the Vista Point North mortgaged property (15,749 square feet), representing 11.0% of net rentable square feet, has abated rent in November 2017 through January 2018. A $60,371 reserve was taken at closing for the outstanding rent abatements.

For mortgage loan #5 (U.S. Industrial Portfolio III), the largest tenant at the 1152 Armorlite Drive mortgaged property (44,313 square feet), representing 1.5% of the entire portfolio, subleases 44,313 square feet for a total annual base rent of $344,312 ($7.77 per square foot, expiring December 2027). The largest tenant at the 1972 Salem Industrial Drive mortgaged property (317,144 square feet), representing 11.0% of the entire portfolio, subleases 126,275 square feet for a total annual base rent of $201,600 ($1.60 per square foot, expiring July 2028). The largest tenant at the 3800 West Broward Boulevard mortgaged property (32,688 square feet), representing 1.1% of the entire portfolio, subleases 10,303 square feet for a total annual base rent of $242,017 ($23.49 per square foot, expiring December 2027). The 900 Chaddick Drive mortgaged property is currently 100% leased to the largest tenant at the 900 Chaddick Drive mortgaged property through January 2019. The largest tenant at the 900 Chaddick Drive mortgaged property is currently dark. In the event the largest tenant at the 900 Chaddick Drive mortgaged property does not renew at expiration in January 2019, the tenant will be required to pay a non-renewal fee of $380,000. No rent was underwritten for the 900 Chaddick Drive property.

For mortgage loan #6 (National Office Portfolio), numerous third party tenants are in free rent or rent abatement periods. $1,656,704 has been reserved with the lender in respect of free rent and rent abatements for the portfolio of related mortgaged properties.

For mortgage loan #9 (One Century Place), the fourth largest tenant (55,962 square feet), representing 10.4% of the net rentable square feet, subleases 4,164 square feet to one tenant and 340 square feet to a second tenant, for a total annual base rent of $107,915 ($23.96 per square foot). Both subleases are coterminous with the fourth largest tenant’s lease expiring April 2025.

For mortgage loan #12 (The View at Marlton), the third largest tenant, representing approximately 9.2% of the net rentable square feet, has not yet taken occupancy or begun paying rent due to construction that is expected to be completed in February 2018. The related borrower escrowed $3,300,000 at loan closing in connection with such construction, to be earned out upon The Malvern School taking occupancy and commencing rent payments. For the borrower to qualify for release of funds from the earnout reserve, the related loan documents provide that the

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mortgaged property must be generating net cash flow such that (i) the LTV ratio is not more than 75.0%, (ii) the DSCR is not less than 1.25x and (iii) the Debt Yield is not less than 7.7%. The borrower has 12 months to effectuate the earnout, with a possible 6-month extension subject to the lender’s approval. In the event that the borrower does not achieve the earn-out, the lender has the right to use the funds to permanently pre-pay the mortgage loan, subject to applicable prepayment penalties. In addition, the mortgaged property is subject to a ground lease dated March 16, 2010, between the related borrower’s predecessor-in-interest, as ground lessor, and Susquehanna Bank, as ground lessee. An assignment of such ground lease was executed on August 1, 2015, from Susquehanna Bank to BB&T Bank. The current fixed rent under the ground lease is $165,000 per annum, payable in monthly installments. The ground lease is scheduled to terminate on August 31, 2025.

For mortgage loan #13 (Corporate Center I & III), the largest tenant (24,742 square feet), representing 26.0% of net rentable square feet, subleases 4,912 square feet of its space, representing 5.2% of net rentable square feet, for a total annual base rent of $103,152 ($21.00 per square foot expiring on October 1, 2022). The lease and the sublease are coterminous and rent payments in the sublease are identical to the rent owed under the direct lease.

For mortgage loan #17 (Macedonia Commons), the third largest tenant (54,127 square feet), representing 17.3% of net rentable square feet, subleases 54,127 square feet to Hobby Lobby through December 31, 2019. The lease and the sublease are coterminous and Hobby Lobby’s rent payments in the sublease are identical to the rent owed under the direct lease.

For mortgage loan #19 (100-102 Forsyth Street), the mortgaged property has 13 units subject to rent stabilization. The largest tenant, representing approximately 91.3% of the net rentable square feet, is in occupancy but has not yet opened for business. The largest tenant is expected to open for business by December 2017. In addition, such tenant has one month of abated rent each year for the first three years of its lease term which began in July 2017. The borrower escrowed $4,000,000 at loan closing, $2,750,000 of which is to be released upon the satisfaction of certain conditions, including, but not limited to, the tenant being in occupancy, open for business and paying unabated rent for three consecutive calendar months.

For mortgage loan #32 (Cascade Building), the largest tenant (18,473 square feet), representing 19.5% of the net rentable square feet, has notified the borrower that it will vacate 9,375 square feet but will pay rent on the total square footage through December 2018.

For mortgage loan #39 (Walnut Grove Medical Center), the second largest tenant (4,741 square feet), representing 11.7% of the net rentable square feet has one month of free rent in October 2018 and October 2019. At origination, the borrower escrowed $26,337 to cover these free rent period in addition to outstanding free rent for other tenants.

For mortgage loan #40 (Tustin Mayfair Plaza), the third largest tenant (4,200 square feet), representing 10.2% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The third largest tenant is anticipated to be in occupancy and paying rent by January 2018. A $420,000 Holdback was taken at closing until the third largest tenant is open for business and paying full unabated rent for one month.

For mortgage loan #50 (Kirkwood Center), the largest tenant (2,598 square feet), representing 37.0% of net rentable square feet, has executed a lease but is not in occupancy. The tenant is anticipated to be open and paying rent by December 2017. A $420,000 Holdback was taken at closing until the largest tenant is in occupancy and paying full unabated rent.

(9)	For mortgage loan #7 (HGI Savannah Historic District), the mortgaged property lost approximately 735 room nights in October 2016 due to Hurricane Matthew. The Most Recent and Second Most Recent Period reflect actual performance and exclude any revenue for such lost room nights. If adjusted to include the occupancy and related revenue from the October 2016 lost room nights, the Second Most Recent Hotel ADR, RevPAR and NOI would be $160.24, $149.54 and $3,466,809, respectively; and the Most Recent Hotel ADR, RevPAR and Net Operating Income would be $164.22, $151.31 and $3,295,400, respectively. U/W Revenues is based on the Most Recent Period adjusted for the October 2016 lost room nights.

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For mortgage loan #12 (The View at Marlton), the mortgaged property was constructed in 2017. Construction of a free-standing portion of the property that is expected to be occupied by the third largest tenant, is on-going and is expected to be completed in February 2018. As such, historical financial information for the mortgaged property is not available.

For mortgage loan #19 (100-102 Forsyth Street), the mortgaged property was substantially renovated in 2016. As such, historical financial information for the mortgaged property does not reflect the mortgaged property’s stabilized performance.

For mortgage loan #33 (Paseo Lindo), approximately 36.7% of net rentable square feet of the mortgaged property was completed in 2016. The mortgaged property is currently 100.0% occupied and underwritten cash flows reflect leases in place as well as fixed CAM reimbursements. Expenses were based on the property manager’s 2017 budget as well as the actual insurance premium and tax bills. The related borrower did not provide cash flows for the mortgaged property.

For mortgage loan #49 (Rite Aid Dunmore), the mortgaged property is a single tenant triple-net leased property. As such, historical financial information for the mortgaged property is not available.

For mortgage loan #52 (Dollar General E. Peoria), the mortgaged property was constructed in 2017. As such, historical financial information for the mortgaged property is not available.

(10)	For mortgage loan #15 (Redmont Hotel Curio), the property is subject to a master lease between the fee owner borrower and the master lessee borrower in connection with historic rehabilitation income tax credits (which tax credits were sold to a third party which owns 99% of the master lessee borrower) and to a sublease between the master lessee borrower and the fee owner borrower, whereby the master lessee borrower leases the property back to the fee owner borrower. The master lease has a term of 99 years with no rental obligations and the sublease has a term of 30 years expiring in 2046, with annual rent equal to 85% of the annual debt service under the Redmont Hotel Curio mortgage loan, administration expenses and an annual return to the master lessee borrower. Both the fee owner borrower’s interest and the master lessee borrower’s interest in the Redmont Hotel Curio property are collateral for the mortgage loan and all revenue from the property and the two master leases is deposited into the lockbox under the Redmont Hotel Curio mortgage loan.

For mortgage loan #16 (555 De Haro), the mortgaged property is subject to a master lease between the related borrower, as master lessor, and a borrower-affiliate, Bridgeton 555 Deharo Property LLC, as master lessee. The master lessee is indirectly controlled by the sponsor of the borrower. The master lease structure was put in place at the mortgaged property to accommodate an investor of such sponsor, which investor required certain elements of the investment’s structure to be compliant with Shari’ah law. Pursuant to the master lease, the master lessee has an option to purchase the mortgaged property, provided that the lender has the right to terminate such option upon any foreclosure. The master lease is subordinate to the underlying mortgage loan.

(11)	For mortgaged property #31 (Northern Ohio Industrial Park), the largest tenant (464,220 square feet), representing 43.9% of net rentable square feet, has multiple leases that expire as follows: 13,200 square feet expiring on a month-to-month basis and 451,020 square feet expiring on September 30, 2020.

For mortgage loan #32 (Cascade Building), the largest tenant (18,473 square feet), representing 19.5% of the net rentable square feet, has multiple leases that expire as follows: 9,375 square feet expiring December 1, 2018 and 9,098 square feet expiring June 30, 2024.

For mortgage loan #34 (Marengo Plaza), the second largest tenant (5,140 square feet), representing 23.0% of the net rentable square feet, has multiple leases that expire as follows: 2,570 square feet expiring on December 5, 2021 and 2,570 square feet expiring on March 31, 2022.

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(12)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #5 (U.S. Industrial Portfolio III), the largest tenant at the 3221 Cherry Palm Drive mortgaged property (38,624 square feet), representing 1.3% of the entire portfolio, may terminate its lease on either November 1, 2018 or November 1, 2024 by providing the lessor with a termination notice no later than May 4, 2018 for the first termination and May 4, 2024 for the second termination with a termination fee equal to all rent payable paid through either the first or the second termination date.

For mortgage loan #6 (National Office Portfolio), the largest tenant at the 8330 LBJ Freeway mortgaged property (84,114 square feet), which is also the second largest tenant for the entire portfolio, representing 3.3% of the net rentable square feet for the entire portfolio and 3.9% of the underwritten base rent for the entire portfolio, may terminate its lease on June 30, 2022 with 9 months’ written notice. The second largest tenant at the 1750 East Golf Road mortgaged property (63,113 square feet), which is also the third largest tenant at the entire portfolio, representing 2.5% of the net rentable square feet for the entire portfolio and 4.8% of the underwritten base rent for the entire portfolio, may terminate its lease on September 30, 2019 with 12 months’ written notice and a termination fee equal to $1,731,204. Other tenants that are among the five largest tenants at a particular related mortgaged property (but not in the entire portfolio) also have termination options.

For mortgage loan #9 (One Century Place), the second largest tenant (105,219 square feet), representing 19.5% of net rentable square feet, may terminate its lease on August 31, 2019 by providing the landlord with a termination notice no later than August 31, 2018 and a termination fee equal to all unamortized brokerage commissions and the concessions and tenant improvements allowance. The fifth largest tenant (45,807 square feet), representing 8.5% of net rentable square feet, may terminate its lease on October 31, 2020, by providing landlord with a termination notice on or before October 31, 2019, and a termination fee, only if either (i) the tenant is no longer doing business within a 50-mile radius of the building or (ii) the tenant needs 50% less personnel to conduct its business, when compared to the number of personnel in certain specified portions of the space as of the applicable commencement date.

For mortgage loan #11 (777 Township Line Road), the fifth largest tenant (6,645 square feet), representing 6.0% of net rentable square feet, may terminate its lease any time after February 14, 2023 by providing the landlord with notice prior to February 14, 2022 and a termination fee equal to $200,783.

For mortgage loan #13 (Corporate Center I & III), the third largest tenant (11,184 square feet), representing 11.8% of net rentable square feet, has the right to vacate the related leased premises on August 30, 2019. The tenant may vacate the related leased premises so long as it continues to pay rent due under the lease and maintains the leased premises in good and secure condition.

For mortgage loan #21 (Del Amo Fashion Center), the fifth largest tenant (60,000 square feet), representing 3.4% of net rentable square feet, may terminate its lease at any time upon providing at least 270 days’ written notice.

For mortgage loan #25 (1030-1040 Broad Street), the largest tenant (29,987 square feet), representing 27.6% of net rentable square feet, may terminate its lease as of December 31, 2018 upon providing nine months’ written notice and payment of a termination fee equal to the unamortized tenant improvement allowance and broker’s fees incurred by the landlord in connection with the third amendment to the lease. The second largest tenant (13,633 square feet), representing 12.6% of net rentable square feet, may terminate its lease as of July 31, 2018 upon providing no less than 9 months’ and no more than 12 months’ written notice and payment of a termination fee equal to the unamortized portion of the tenant improvement allowance and broker’s fees associated with the lease.

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For mortgage loan #34 (Marengo Plaza), the third largest tenant (3,745 square feet), representing 16.8% of net rentable square feet, may terminate its lease on or after September 30, 2020 upon providing 90 days’ written notice. The fourth largest tenant (2,421 square feet), representing 10.8% of net rentable square feet, may terminate its lease as of December 31, 2021 upon providing 270 days’ prior notice and payment of a termination fee equal to $126,957. The fifth largest tenant (2,114 square feet), representing 9.5% of the net rentable square feet, may terminate its lease as of September 7, 2023 upon six months’ prior notice and payment equal to six months’ rent plus unamortized leasing commissions and tenant improvement allowances.

For mortgage loan #42 (RSM Business Park), the largest tenant (12,359 square feet), representing 16.7% of net rentable square feet, may terminate its lease any time by providing lessor with four months’ notice and payment of any unamortized brokerage commission.

(13)	For mortgage loan #35 (444-446 86th Street), the largest tenant (7,000 square feet), representing 63.6% of net rentable square feet, is affiliated with the sponsor.

(14)	For mortgage loan #1 (Headquarters Plaza), on each payment date commencing on the payment date occurring in December 2017, the Monthly Replacement Reserve will be equal to the greater of (i) 1/12th of 4% of the gross income from hotel-related operations for the immediately preceding calendar year and (ii) the amount of the deposit required under the Franchise Agreement for the applicable individual property. The borrower will not be required to make monthly reserve deposits for FF&E if the Reserve Waiver Conditions (as defined in the mortgage loan documents) are satisfied.

For mortgage loan #7 (HGI Savannah Historic District), the Monthly Replacement Reserve is $0 through November 2018, 1/12th of 1% of underwritten revenue from December 2018 through November 2019, 1/12th of 2% of underwritten revenue from December 2019 through November 2020 and 1/12th of 4% of underwritten revenue from December 2020 through the end of the mortgage loan term.

For mortgage loan #14 (Doubletree Berkeley Marina), the Monthly Replacement Reserve will be adjusted to 2.5% of gross income from operations for the month which occurred two calendar months prior to the applicable payment date, 3.0% the following year and 4.0% thereafter.

For mortgage loan #15 (Redmont Hotel Curio), on each payment date commencing on the payment date occuring in December 2017, the borrower will be required to deposit in the Monthly Replacement Reserve an amount equal to 1/12th of 4.0% of the greater of (i) gross revenues during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has provided financial statements and (ii) the gross revenue projected in the then-effective approved annual budget (approximately $25,695).

For mortgage loans #20 (Hilton Houston Galleria TX) and #24 (HGI Plymouth), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #44 (Comfort Suites Hilton Head Bluffton), the Monthly Replacement Reserve will be the greater of (i) 1/12th of 4% of the annual gross income of the property or (ii) the monthly amount required to be reserved pursuant to the franchise agreement.

For mortgage loan #48 (Hampton Inn - Marshall), the Monthly Replacement Reserve will initially be $7,241 and will be adjusted on the payment date in January 2018 and on each payment date falling in each subsequent January thereafter, to an amount equal to 1/12th of the greater of (i) 4% of the gross income from operations and (ii) the amount of the deposit required by the franchisor under the Franchise Agreement.

(15)	For mortgage loan #1 (Headquarters Plaza), on each payment date commencing on the payment date occurring in December 2017, the Monthly TI/LC Reserve will be equal to the lesser of (i) $125,000 and (ii) the positive difference obtained by subtracting the amount of TI/LC Reserve funds on deposit from $6,000,000.

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For mortgage loan #5 (U.S. Industrial Portfolio III), the TI/LC Reserve Cap is springing and the borrower will deposit an amount equal to each expiring tenant’s monthly sweep amount: for the largest tenant at the 621 Hunt Valley Circle mortgaged property (61,796 square feet), representing 2.1% of the entire portfolio, the rent sweep start date is July 2024 and the monthly sweep amount is equal to $30,898, with a max TI/LC Reserve Cap equal to $185,388; for the largest tenant at the 1001 DDC Way mortgaged property (66,444 square feet), representing 2.3% of the entire portfolio, the rent sweep start date is July 2025 and the monthly sweep amount is equal to $143,962, with a max TI/LC Reserve Cap equal to $863,772; for the largest tenant at the 10450 Medallion Drive mortgaged property (151,506 square feet), representing 5.2% of the entire portfolio, the rent sweep start date is February 2025 and the monthly sweep amount is equal to $75,753 with a max TI/LC Reserve Cap equal to $454,518; for the largest tenant at the 53208 Columbia Drive mortgaged property (117,938 square feet), representing 4.1% of the entire portfolio, the rent sweep start date is May 2026 and the monthly sweep amount is equal to $58,969, with a max TI/LC Reserve Cap equal to $353,814; for the largest tenant at the 4925 Bulls Bay Highway mortgaged property (198,408 square feet), representing 6.9% of the entire portfolio, the rent sweep start date is September 2026 and the monthly sweep amount is equal to $99,204, with a max TI/LC Reserve Cap equal to $595,224; for the largest tenant at the 3800 West Broward Boulevard mortgaged property (32,688 square feet), representing 1.1% of the entire portfolio, the rent sweep start date is July 2026 and the monthly sweep amount is equal to $81,720, with a max TI/LC Reserve Cap equal to $490,320 and for the largest tenant at the 1972 Salem Industrial Drive mortgaged property (317,144 square feet), representing 11.0% of the entire portfolio, the rent sweep start date is April 2026 and the monthly sweep amount is equal to $263,328, with a max TI/LC Reserve Cap equal to $1,579,963.

For mortgage loan #11 (777 Township Line Road), commencing on the payment date occurring in November 2017, through and including the payment date occurring in October 2020, the Monthly TI/LC Reserve will be equal to $9,166.67 and on each payment date thereafter, the Monthly TI/LC Reserve will be equal to $13,750.

For mortgage loan #12 (The View at Marlton), commencing on the payment date occurring in January 2023 and on each payment date thereafter, the Monthly TI/LC Reserve will be equal to $10,417, subject to a cap of $625,000.

For mortgage loan #18 (Northwoods Center), commencing on the payment date occurring in October 2017 through and including the payment date occurring on September 6, 2022, the Monthly TI/LC Reserve will be equal to $5,000 and on each payment date thereafter, the Monthly TI/LC Reserve will equal $7,500. The TI/LC Reserve is subject to a cap of $450,000.

(16)	For mortgage loan #2 (Marriott LAX), the PIP reserve is held by Marriott.

For mortgage loan #4 (Adler Portfolio), the Other Escrow I (Monthly) will adjust monthly based on the required ground lease payments throughout the mortgage loan term.

(17)	For mortgage loan #1 (Headquarters Plaza), the borrowers are the lessees under a long-term ground lease with respect to the office and retail portion of the mortgaged property and the hotel portion of the mortgaged property (the “HQP Borrower Ground Lease”), which ground lease has an annual rent of $189,000, expires on November 11, 2074, and has no renewal, extension or termination rights remaining. Additionally, an affiliate of the borrowers is the lessee with respect to an unimproved, non-income producing residential parcel (the “Residential Parcel”) under the other ground lease (the “Residential Parcel Ground Lease”). The ground lessor under both the HQP Borrower Ground Lease and the Residential Parcel Ground Lease has granted a fee mortgage in favor of the lender under the mortgage loan. Accordingly, the mortgage loan is secured by (i) the borrower’s leasehold interests in the office, retail and hotel portions of the mortgaged property, (ii) the ground lessor’s fee interest in the office, retail and hotel portions of the mortgaged property, and (iii) the ground lessor’s fee interest in the Residential Parcel. The leasehold interest in the Residential Parcel, however, is not collateral for the mortgage loan and was not included in the appraised value or underwriting of the mortgage loan. The HQP Borrower Ground Lease grants the borrowers a purchase option with respect to the premises demised to the borrowers. The mortgage loan documents restrict the borrowers’ ability to exercise their purchase option, including providing that such purchase option may only be exercised in connection with a subdivision of the Residential Parcel from the remainder of the mortgaged

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property pursuant to and in accordance with the mortgage loan documents. The mortgage loan documents permit the release of the Residential Parcel following either a subdivision of the mortgaged property or the creation of a condominium provided that certain conditions of the mortgage loan documents are satisfied. Following a release of the Residential Parcel in accordance with the mortgage loan documents, the borrowers’ interest in the real estate it currently leases will be converted to a fee interest in either the subdivided parcel or condominium units, as applicable. The real estate collateral for the Headquarters Plaza Whole Loan is structured as a fee above a plane (the “Upper Area”), which fee-above-a-plane structure is governed by the Declaration (as defined in the loan documents). The owner of the fee interest in the real property located below the Upper Area (the “Lower Area”), as well as the lessee of the Lower Area, are affiliates of the borrowers. The Lower Area which consists of a parking garage is not collateral for the Headquarters Plaza Whole Loan.

For mortgage loan #14 (DoubleTree Berkeley Marina), the mortgaged property is subject to a ground lease dated January 18, 2008, between the City of Berkeley, as ground lessor, and the related borrower, as ground lessee. The current fixed rent under the ground lease is approximately $306,000 per annum, payable in monthly installments. The ground lease is scheduled to terminate on December 31, 2058. The related Mortgage Loan is secured by the borrower’s leasehold interest in the mortgaged property.

(18)	For mortgage loan #1 (Headquarters Plaza), at origination of the mortgage loan, the borrowers established two separate lockbox accounts: (i) a lockbox account for the hotel portion of the collateral (the “Hotel Lockbox”) and (ii) a lockbox for the office and retail portion of the collateral (the “Non-Hotel Lockbox”). Solely with respect to the hotel portion of the collateral (the “Hotel Property”) and the Hotel Lockbox, (x) so long as the Franchisor CM Conditions (as defined in the mortgage loan documents) are satisfied, hotel manager may collect revenues from the Hotel Property, hold the same in one or more eligible accounts with an eligible institution in the name of the borrower that have been pledged as security for the mortgage loan, apply the same to pay operating expenses and brand management fees in accordance with the applicable franchise agreement, and then deposit any excess after payment of such expenses and fees into the Hotel Lockbox, (y) to the extent permitted under the applicable franchise agreement, or if the Franchisor CM Conditions are not satisfied, tenants under leases at the Hotel Property shall be directed to deposit all rental payments directly into the Hotel Lockbox, and (z) to the extent that the Franchisor CM Conditions are not satisfied, all credit card companies and credit card clearing banks will be directed to deposit all payments that would otherwise be made to the borrower and/or hotel manager directly into the Hotel Lockbox. With respect to the non-hotel portion of the mortgaged property and the Non-Hotel Lockbox, the loan documents require all tenants to be directed to pay all rents directly into the Non-Hotel Lockbox.

(19)	For mortgage loan #47 (Shaw Blackstone Center-CA), the Sponsor has been identified as The Exempt Bypass Trust U/A The Fay Revocable Trust, The Marital Trust U/A The Fay Revocable Trust and The Survivor’s Trust U/A The Fay Revocable Trust.

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